UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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TRIMERIS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TRIMERIS, INC.

2530 MERIDIAN PARKWAY, 2nd Floor

DURHAM, NORTH CAROLINA 27713

March 16, 2010

To the Stockholders of TRIMERIS, INC.

You are cordially invited to attend the Combined 2009 and 2010 Annual Meeting of the Stockholders of Trimeris, Inc., to be held at the Regus Business Center, 2530 Meridian Parkway, 3rd floor, Durham, North Carolina 27713, on April 29, 2010 at 10:00 a.m. (local time).

We have enclosed details of the business that we will conduct at the Annual Meeting and other information about Trimeris, Inc. in the enclosed Notice of Annual Meeting and Proxy Statement. We urge you to read the Notice of Annual Meeting and Proxy Statement carefully.

If you do not plan to attend the Annual Meeting, please sign, date and return the enclosed proxy promptly in the accompanying reply envelope. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the Annual Meeting.

We look forward to seeing you at the Annual Meeting.

Martin A. Mattingly Chief Executive Officer

YOUR VOTE IS IMPORTANT. TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE (TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES).

TRIMERIS, INC.

2530 MERIDIAN PARKWAY, 2nd Floor

DURHAM, NORTH CAROLINA 27713

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD APRIL 29, 2010

The Combined 2009 and 2010 Annual Meeting of Stockholders of Trimeris, Inc. (“Trimeris” or the “Company”) will be held at the Regus Business Center, 2530 Meridian Parkway, 3rd floor, Durham, North Carolina 27713, on April 29, 2010 at 10:00 a.m. (local time) (the “Annual Meeting”) to consider and vote upon the following matters, which are more fully described in the accompanying Proxy Statement:

1.	To elect six directors of Trimeris to hold office until the next annual election and until their successors are duly elected and qualified;

2.	To act upon a proposal to ratify the selection of Ernst and Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010;

3.	To consider and approve an amendment to the Company’s 2007 Stock Incentive Plan (the “2007 Stock Incentive Plan”) to increase the number of shares available for issuance under the 2007 Stock Incentive Plan from 1,000,000 to 1,700,000; and,

4.	To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

All stockholders of record at the close of business on March 2, 2010 will be entitled to vote at the Annual Meeting and at any adjournments thereof. The transfer books will not be closed. For a period of at least ten days prior to the Annual Meeting, a list of stockholders entitled to vote at the Annual Meeting will be available for inspection during ordinary business hours at the offices of the Company.

By Order of the Board of Directors,

Andrew L. Graham Secretary Durham, North Carolina March 16, 2010

ABSTENTIONS AND BROKER NON-VOTES WILL BE COUNTED FOR PURPOSES OF DETERMINING WHETHER A QUORUM IS PRESENT AT THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. YOU MAY REVOKE YOUR PROXY IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON, IF YOU WISH TO DO SO, EVEN IF YOU HAVE PREVIOUSLY SENT IN YOUR PROXY.

TRIMERIS, INC.

2530 MERIDIAN PARKWAY, 2ND FLOOR

DURHAM, NORTH CAROLINA 27713

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD APRIL 29, 2010

The enclosed proxy is solicited on behalf of the Board of Directors of Trimeris, Inc., a Delaware corporation (“Trimeris” or the “Company”), for use at the combined 2009 and 2010 annual meeting of stockholders to be held at 10:00 a.m. (local time) on April 29, 2010, and at any adjournment or postponement of the combined 2009 and 2010 annual meeting (the “Annual Meeting”). The Annual Meeting will be held at the Trimeris headquarters, 2530 Meridian Parkway, 2nd Floor, Durham, North Carolina 27713. All stockholders of record on March 2, 2010 will be entitled to notice of and to vote at the Annual Meeting. This Proxy Statement and accompanying proxy (the “Proxy”) will be first mailed to stockholders on or about March 24, 2010.

The mailing address of the principal executive office of the Company is 2530 Meridian Parkway, 2nd Floor, Durham, North Carolina 27713.

PURPOSE OF MEETING

The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders (each, a “Proposal,” and collectively, the “Proposals”). Each Proposal is described in more detail in this Proxy Statement.

VOTING SECURITIES AND PRINCIPAL HOLDERS OF VOTING SECURITIES

Voting

March 2, 2010 is the record date for determination of stockholders entitled to vote at the Annual Meeting. On March 1, 2010, there were 22,349,841 shares of common stock outstanding. Each holder of common stock is entitled to one vote for each share held on all matters brought before the Annual Meeting.

For the Proposal to elect directors, any nominee who receives a majority of “for” votes of the total number of votes cast will be elected. If you withhold authority to vote for a nominee on your proxy card, your vote will not count for or against the nominee. For the Proposal to ratify the independent registered public accounting firm and the Proposal to approve the amendment to the 2007 Stock Incentive Plan, a majority of the votes cast is required for approval.

Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present at the Annual Meeting. Abstentions will have no effect on the Proposals. Broker non-votes are neither considered to be votes cast, nor counted for purposes of determining the number of affirmative votes required for approval and, accordingly, will have no effect on the outcome of any of the Proposals. If you are a beneficial owner and do not provide the stockholder of record with voting instructions, your shares may constitute broker non-votes. If you hold your shares with a broker and you do not tell your broker how to vote, your broker will have the authority to vote only on Proposal 2 scheduled to be presented at this year’s meeting as under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares only on routine matters, but not on non-routine matters. Proposal 2 is a routine matter but proposals 1 and 3 are non-routine matters and thus your broker will not be allowed to cast votes on your behalf regarding Proposals 1 and 3 unless you instruct your broker how to vote.

Revocability of Proxies

Any person giving a Proxy has the power to revoke it at any time before its exercise. It may be revoked by filing a notice of revocation or another signed Proxy with a later date with the Secretary of Trimeris at our principal executive office, 2530 Meridian Parkway, 2nd Floor, Durham, North Carolina 27713. You may also revoke your Proxy by attending the Annual Meeting and voting in person.

Proxy Solicitation

We will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the Proxy and any additional soliciting materials furnished to stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation materials to such beneficial owners. In addition, we may reimburse such persons for their costs of forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram or other means by our directors, officers, employees or agents. No additional compensation is expected to be paid to these individuals for any such services.

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting to be Held on April 29, 2010.

The Proxy Statement and the annual reports to security holders on Form 10-K for 2009 and 2010 are available online at www.trimeris.com and www.edocumentview.com/trms.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board of Directors (the “Board” or the “Board of Directors”) is currently composed of eight members. In accordance with the terms of our Fifth Amended and Restated Certificate of Incorporation, directors elected at the Combined 2009 and 2010 Annual Meeting of Stockholders will serve until our next annual meeting of stockholders, subject to earlier death, resignation, retirement, disqualification or removal from office, and until their successors are duly elected and qualified.

Currently, our Board of Directors is as follows: Felix J. Baker, Julian C. Baker, Arthur B. Cohen, Stephen R. Davis, Joseph P. Healey, Martin A. Mattingly, Barry D. Quart and James R. Thomas. Felix J. Baker and Julian C. Baker are brothers.

On March 12, 2010, Arthur B. Cohen and Joseph P. Healey informed the Company that they will not stand for reelection to our Board of Directors at this Annual Meeting and will cease service as directors effective upon the expiration of their current terms. Messrs. Cohen and Healey’s decisions to retire from the Board of Directors were not due to any disagreement with the Company. Accordingly, there will be six nominees at this Annual Meeting. Following the notice from Messrs. Cohen and Healey, effective upon the expiration of Messrs. Cohen and Healey’s current terms as directors at the Annual Meeting, the Board of Directors has resolved pursuant to Section 2.2 of our bylaws to reduce the number of directors comprising the whole Board of Directors to six members.

Vote Required

Each of the six candidates for the Board of Directors listed below has been nominated by the Board and, if elected, agrees to serve until our next annual meeting. Any nominee receiving a majority of the votes cast by the stockholders entitled to vote at the Annual Meeting will be elected a director of Trimeris. Unless otherwise instructed, the proxyholders will vote each returned proxy for the election of the nominees named below. If any of the nominees is unable or unwilling to stand for election or to serve if elected, the named proxies will vote for such person or persons as the Board in its discretion may choose to replace any such nominees.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote FOR the nominees listed below.

Nominees

The following table sets forth information regarding the nominees:

Name	Year First Elected Director	Age	Position
Felix J. Baker, Ph.D.	2004	40	Director
Julian C. Baker	2004	43	Director
Stephen R. Davis	2007	49	Director
Martin A. Mattingly, Pharm.D.	2007	53	Director & CEO
Barry D. Quart, Pharm.D.	2007	53	Director
James R. Thomas	2009	59	Director

Business Experience of Nominees for Election to the Trimeris, Inc. Board of Directors

The following are brief biographies of each director nominee of Trimeris (including present principal occupation or employment, and material occupations, positions, offices or employment for the past five years). To the knowledge of the Company, no nominee is a party adverse to the Company in any material proceedings, nor has a material interest adverse to the Company. Unless otherwise indicated, to the knowledge of the Company, no nominee has been convicted in a criminal proceeding during the last ten years and no nominee was a party to any judicial or administrative proceeding during the last ten years (except for any matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, including any judicial or administrative proceedings resulting from involvement in mail or wire fraud or fraud in connection with any business entity; judicial or administrative proceedings based on violations of federal or state securities, commodities, banking or insurance laws; and disciplinary action imposed by a stock, commodities or derivatives exchange or other self-regulatory organization.

In addition to the information presented below regarding each nominee’s specific experience, qualifications, attributes and skills that lead the Board of Directors to the conclusion that he should serve as a director, Trimeris also believes that all of its director nominees have a reputation for integrity, honesty and adherence to high ethical standards. They have each demonstrated business acumen and an ability to exercise sound judgment. Finally, Trimeris values their significant experience on other boards of directors.

Felix J. Baker, Ph.D. has served as a director of Trimeris since April 2004. Dr. Baker is a Managing Member of Baker Bros. Advisors, LLC, which he and his brother, Julian Baker, founded in 2000. Dr. Baker’s firm manages Baker Brothers Investments, a family of long-term investment funds for major university endowments and foundations, which are focused on publicly-traded life sciences companies. Dr. Baker’s career as a fund-manager began in 1994 when he co-founded a biotechnology investing partnership with the Tisch Family. He is also a director of Neurogen Corporation, Ardea Bioscience, Inc., and Seattle Genetics, Inc. Dr. Baker was previously a director of Conjuchem Inc. until February 2010. Dr. Baker holds a B.S. and a Ph.D. in Immunology from Stanford University, where he also completed two years of medical school. We believe Dr. Baker’s qualifications to serve on the Board of Directors include his experiences in the fields of finance and biotechnology. Dr. Baker is a highly experienced director having served on the board of directors of numerous public and private biopharmaceutical corporations. In addition, Dr. Baker has extensive technical expertise relevant to our business in the areas of immunology, infectious disease and molecular biology.

Julian C. Baker has served as a director of Trimeris since April 2004. Mr. Baker is a Managing Member of Baker Bros. Advisors, LLC, which he and his brother, Felix Baker, Ph.D., founded in 2000. Mr. Baker’s firm manages Baker Brothers Investments, a family of long-term investment funds for university endowments and foundations, which are focused on publicly-traded life sciences companies. Mr. Baker’s career as a fund-manager began in 1994 when he co-founded a biotechnology investing partnership with the Tisch Family. Previously, Mr. Baker was employed from 1988 to 1993 by the private equity investment arm of Credit Suisse First Boston Corporation. He is also a director of Incyte Corporation, and Genomic Health, Inc. Mr. Baker was previously a director of Neurogen Corporation until December 2009. Mr. Baker holds an A.B. magna cum laude from Harvard University. We believe Mr. Baker’s qualifications to serve on the Board of Directors include his experience in the field of finance and his extensive knowledge of the biopharmaceutical industry. Dr. Baker is a highly experienced director having served on the board of directors of numerous public and private biopharmaceutical corporations.

Stephen R. Davis has been a director since June 2007. Mr. Davis is the former President and Chief Executive Officer of Neurogen Corporation following its acquisition by Ligand Pharmaceuticals in December 2009. Prior to being named CEO in February 2008, Mr. Davis served as Chief Operating Officer of Neurogen beginning in April 2005 and Vice President from September 2001 through April 2005. Mr. Davis was also a director of Neurogen. Mr. Davis joined Neurogen in 1994 as Vice President of Finance and Chief

Financial Officer. From 1990 through June 1994, Mr. Davis was employed by Milbank, Tweed, Hadley & McCloy LLP as a corporate and securities attorney. Previously, Mr. Davis practiced as a Certified Public Accountant with Arthur Andersen & Co. Mr. Davis received his B.S. in Accounting from Southern Nazarene University and a J.D. from Vanderbilt University. We believe Mr. Davis’ qualifications to serve on the Board of Directors include his experience in the field of finance and extensive experience having held numerous senior positions at biopharmaceutical corporations.

Martin A. Mattingly, Pharm.D. has been our President and Chief Executive Officer since November 14, 2007, and was appointed to the Board of Directors on November 14, 2007. Dr. Mattingly was most recently employed at Ambrx, Inc. where he served as President and Chief Executive Officer from September 2005 to 2007. Prior to Ambrx, Dr. Mattingly served as Executive Vice President and Chief Operating Officer at CancerVax, Inc. from May 2003 to September 2005. From 1996 to 2003, Dr. Mattingly provided senior leadership in various management positions at Agouron Pharmaceuticals, Inc. and Pfizer, Inc. These assignments included General Manager of the Agouron HIV division; Vice President, Product Development Group at Pfizer; and Vice President, Global Marketing Planning at Pfizer. From 1983 to 1996, Dr. Mattingly held various positions in oncology marketing and sales management at Eli Lilly and Company. We believe Dr. Mattingly’s qualifications to serve on the Board of Directors include his three decades in the biotechnology and pharmaceuticals industries, including two years as our Chief Executive Officer.

Barry Quart, Pharm.D. has been a director of Trimeris since June 2007. Since late 2006, Dr. Quart has served as President and CEO of Ardea Biosciences, Inc., a publicly-traded biotechnology firm. From 2002 until December 2006, Dr. Quart was President of Napo Pharmaceuticals, Inc. Prior to Napo, Dr. Quart was Senior Vice President, Pfizer Global Research and Development and the Director of Pfizer’s La Jolla Laboratories. Prior to Pfizer’s acquisition of the Warner-Lambert Company, Dr. Quart was President of Research and Development at Agouron Pharmaceuticals, Inc., a division of the Warner-Lambert Company, since 1999. Prior to joining Agouron in 1993, Dr. Quart spent over ten years at Bristol-Myers Squibb in both Clinical Research and Regulatory Affairs. Dr. Quart has a Pharm.D. from the University of California, San Francisco. We believe Dr. Quart’s qualifications to serve on the Board of Directors include his three decades in the biotechnology and pharmaceuticals industries, particularly with respect to HIV therapeutics.

James R. Thomas has been a director of the Company since August 2009. From 1990 to 2009, Mr. Thomas served in various financial positions at Pfizer, Inc. From 2007 to 2009, Mr. Thomas served as CFO of Pfizer’s Specialty Markets and Special Entities division. In addition, from 2003 to 2007, Mr. Thomas served as CFO of Greenstone, LLC (Pfizer Generics) and from 2001-2003 Mr. Thomas served as the CFO for Agouron Pharmaceuticals, Inc. Mr. Thomas holds B.S. and M.B.A. degrees from Indiana State University School of Business. We believe Mr. Thomas’ qualification to serve on the Board of Directors includes his experience in the field of finance, manufacturing of pharmaceutical and biopharmaceutical products and pharmaceutical commercial strategy.

The Board’s Role in Risk Oversight

It is management’s responsibility to manage risk and bring to the Board of Directors’ attention the most material risks to the Company. The Board of Directors has oversight responsibility of the processes established to report and monitor systems for material risks applicable to the Company. The Audit Committee regularly reviews financial and accounting, legal and compliance risks, and other risk management functions. In addition, the Governance and Nominating Committee considers risks related to succession planning. The Compensation Committee considers risks related to the attraction and retention of talent and risks relating to the design of compensation programs and arrangements. The Compensation Committee also reviews compensation and benefits plans affecting employees in addition to those applicable to executive officers. We have determined that it is not reasonably likely that our compensation and benefit plans and policies would have a material adverse effect on the Company. The full Board considers strategic risks and opportunities and receives reports from the committees regarding risk oversight in their areas of responsibility as necessary.

Board Leadership Structure

Both our Certificate of Incorporation and Bylaws allow for the appointment of a Chairman of the Board of Directors. Following the departure of our former Chairman of the Board of Directors, Jeffrey M. Lipton, from the Board in 2007, we have operated without a Chairman or Lead Outside Director. The decision to operate the Board without either a Chairman or a Lead Outside Director was based upon the view that such a role was unnecessary given the streamlined operations of the Company, the Company’s strategic focus and the directors’ history of working together in a collegial and productive manner. Our independent directors meet without management present during every regular Board meeting.

Director Independence

Our Board of Directors has determined that, except for Dr. Mattingly, each individual who served as a member of the Board in 2009 was, and each individual who currently serves as a member of the Board is, an “independent director” within the meaning of Rule 5605 of The NASDAQ Stock Market. Dr. Mattingly is not considered independent because he is employed by the Company. In the opinion of the Board of Directors, however, Messrs. Baker, Cohen and Healey are not “independent” directors as defined in Rule 10A-3 of the Securities Exchange Act of 1934 for audit committee service.

Board Meetings and Committees

Our Board of Directors met a total of five times during the year ended December 31, 2009. Each of the directors attended at least 75% of the meetings of the Board and at least 75% of the meetings held by all committees of the Board on which he served.

It is the Company’s policy that all directors who are up for election at the annual meeting of stockholders attend the annual meeting, if at all possible. Dr. Mattingly was the sole representative of the directors at the Company’s last annual meeting in 2008. Mr. Thomas did not become a director until after the 2008 annual meeting. The Company did not hold an annual meeting in 2009.

The Board has a standing Compensation Committee composed of Mr. Baker and Drs. Baker and Quart. Dr. Baker, has served as Chairman of the Compensation Committee since August 2007. The Compensation Committee met twice in 2009. The Compensation Committee reviews and acts on matters relating to compensation levels and benefit plans for our executive officers and key employees, including salary and stock options. The Compensation Committee is responsible for granting stock awards, stock options and stock appreciation rights and other awards to be made under our existing incentive compensation plans. The Compensation Committee is also responsible for the ongoing evaluation of the executive management team and other related issues. Our Board of Directors has adopted a written charter for the Compensation Committee, a copy of which is available online at www.trimeris.com.

The Board of Directors has a standing Audit Committee composed of Messrs. Davis and Thomas and Dr. Quart, with Mr. Davis serving as Chairman. The Audit Committee assists the Board in the Board’s oversight of the integrity of our financial statements, the qualifications and independence of our independent registered public accounting firm, and the performance of our internal audit function and independent registered public accounting firm.

As previously disclosed, on December 15, 2008, Kevin C. Tang resigned from the Board. Mr. Tang was a member of the Audit Committee, and, as a result of his resignation, the composition of the Audit Committee was reduced from three members to two members. Nasdaq’s Marketplace Rule 4350 (now Marketplace Rule 5605-4) requires, among other things, that a listed company’s audit committee have at least three members. On December 18, 2008, the Company received a letter from the Nasdaq Listing Qualifications Department indicating that the Company was not in compliance with Nasdaq Marketplace Rule 4350 with respect to audit committee composition requirements as a result of Mr. Tang’s resignation from the Board. The Company subsequently appointed Mr. Thomas to the Board and the Audit Committee on August 12, 2009 and notified Nasdaq of his appointment. The Company received a letter from Nasdaq dated August 31, 2009 confirming that the Company is now compliant with Nasdaq’s Marketplace Rules and stating that the matter was closed.

The Audit Committee met a total of four times in 2009. In addition, members of the Audit Committee spoke regularly with our independent registered public accounting firm and separately with the members of management to discuss any matters that the Audit Committee or any of these individuals believed should be discussed, including any significant issues or disagreements concerning our accounting practices or financial statements.

The Audit Committee’s responsibilities include providing oversight of the quality and integrity of the Company’s regulatory and financial accounting and reporting, risk management, legal and regulatory compliance, the internal and external audit functions and the preparation of the Audit Committee report. The Audit Committee is composed of three non-employee directors, each of whom is independent as defined in the Nasdaq listing standards and Rule 10A-3 under the Exchange Act. Each of the members of the Audit Committee is financially literate and the Board has determined that Mr. Davis and Mr. Thomas are each an audit committee financial expert as defined by the Securities and Exchange Commission, or SEC. Our Board of Directors has adopted a written charter for the Audit Committee, a copy of which is available online at www.trimeris.com. The Audit Committee reviews and reassesses the adequacy of the charter on an annual basis.

The Board has a standing Nomination and Governance Committee composed of Messrs. Davis, and Baker, J., with Mr. Davis serving as Chairman of the Nomination and Governance Committee. The Nomination and Governance Committee met once in 2009. This committee is responsible for recommending to the Board nominees for directors. All members of the committee are independent as defined in the Nasdaq listing standards. The actions of the Nomination and Governance Committee are not governed by a formal charter although the Board has adopted a resolution addressing the nomination process. Nominations are based upon the recommendations of the individual Board members, management and stockholders. Third-party executive search firms may also be retained to identify candidates from time to time. Any stockholder who wishes to recommend a prospective nominee for the Board should notify the Company’s Corporate Secretary or any member of the Board in writing, with whatever supporting material the stockholder considers appropriate. Following verification of stockholder status of the persons proposing a candidate, the decision on whether to consider any person recommended by a stockholder for nomination will be made in light of the provisions of the Company’s bylaws relating to stockholder nominations as described in “Additional Information—Advance Notice Procedures,” below.

Once a prospective nominee has been identified, an initial determination is made as to whether to conduct a full evaluation of the candidate. This initial determination is based on whatever information has been provided with the recommendation of the prospective candidate, as well as knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others. The preliminary determination is based primarily on the need for additional Board members to fill vacancies or expand the size of the Board and the likelihood that the prospective nominee can satisfy the evaluation factors described below. If it is determined that additional consideration is warranted, a third-party search firm may be commissioned to gather additional information about the prospective nominee’s background and experience and to report its findings. Potential nominees are sought out and evaluated with respect to their ability to match the current needs and goals of the Company. While the diversity or variety of experiences and viewpoints represented on the Board are always considered, a director nominee should not be chosen nor excluded solely or largely because of race, color, gender, national origin or sexual orientation or identity. In selecting a director nominee, the Nomination and Governance Committee will focus on any special skills, expertise or background that would complement the existing Board. Though needs and goals may vary over time, in the search for potential nominees the Nomination and Governance Committee will generally address the following factors:

•

potential nominees should have some experience with the pharmaceutical industry or biotechnology and will generally be active or former executives of public or private companies or major complex organizations including scientific, government, financial, educational and other non-profit institutions;

•

in recognition of the fact that the foundation of the Company is in medical science and technology, some potential nominees should be widely recognized as leaders in the fields of medicine or the biological sciences;

•	potential nominees should have experience at a strategy/policy setting level, high level managerial experience in a relatively complex organization or experience dealing with complex problems;

•

potential nominees should have sufficient experience and education, including a certain level of financial acumen to effectively read and understand financial statements and other financial performance measures, to be able to provide guidance and direction to management;

•

potential nominees will be evaluated for their ability to dedicate sufficient time, energy and attention to the diligent performance of his or her duties, including the prospective nominee’s service on other public company boards; and

•

potential nominees will be considered against the backdrop of the current make-up of the Board and the extent to which the prospective nominee contributes to the range of talent, skill and expertise appropriate for the Board.

When taken alone none of these factors will be dispositive with respect to the inclusion or exclusion of an individual candidate for nomination. Rather, the Nomination and Governance Committee will weigh these factors in light of all available information regarding the current needs and capabilities of the Board as well as the qualifications of any other potential candidates. The Nomination and Governance Committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board, the balance of management and independent directors, the need for Audit Committee expertise and the evaluations of other prospective nominees. In connection with this evaluation, the Nomination and Governance Committee determines whether to interview the prospective nominee and, if warranted, one or more members of the Nomination and Governance Committee, and others as appropriate, whether to interview prospective nominees in person or by telephone. After completing this evaluation and interview, the nominees are determined by a majority vote of the Nomination and Governance Committee.

Additional Information—Advance Notice Procedures

Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Nomination for election to the Board of Directors of the Company at the annual meeting of the stockholders may be made by the Board of Directors or by any stockholder of the Company entitled to vote for the election of the directors at such meeting who complies with the notice procedures set forth in the Company’s bylaws. Such nominations, other than those made by or on behalf of the Board of Directors, shall be made by notice in writing delivered or mailed by first class United States mail, postage prepaid, to the Secretary, and received not less than 60 days nor more than 90 days prior to such meeting; provided, however, that if less than 70 days’ notice or prior public disclosure of the date of the meeting is given to stockholders, such nomination shall have been mailed or delivered to the Secretary not later than the close of business on the 10th day following the date on with the notice of the meeting was mailed or such public disclosure was made, whichever comes first. Such notice shall set forth (a) as to each proposed nominee (i) the name, age, business address and, if known, residence address of each such nominee, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares, if any, of stock of the Company which are beneficially owned by each such nominee, and (iv) and other information concerning the nominee that must be disclosed as to such nominees in proxy solicitations pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person’s written consent to be named as a nominee and to serve as a director if elected); and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Company’s books, of such stockholder and (ii) the class and number of the shares of the corporation which are beneficially owned by such stockholder. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company.

The chairman of the meeting may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

Stockholder Communications with the Board of Directors

Stockholders and other parties interested in communicating directly with the Board, a Board committee or one or more directors may do so by writing to the Board of Directors, c/o Trimeris, Inc., Corporate Secretary, 2530 Meridian Parkway, 2nd Floor, Durham, North Carolina, 27713. The Board has approved a process for handling letters received by the Company and addressed to members of the Board. Under that process, the Corporate Secretary of the Company reviews all such correspondence and regularly forwards to the Board a summary and copies of all such correspondence to the Board. However, stockholder communications that constitute advertising, promotion of a product or service or relate to improper or irrelevant topics will not be forwarded to the Board. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Company’s Compliance Officer and the Chair of the Audit Committee and handled in accordance with procedures established by the Audit Committee with respect to such matters.

Director Compensation

We reimburse our directors for all reasonable and necessary travel and other incidental expenses incurred in connection with their attendance at meetings of the Board. Management directors do not receive additional compensation in connection with their board service or attendance at meetings. Non-management directors receive cash compensation and stock options as follows:

Non-Management Directors’ Annual Retainer	$15,000

Committee Member’s Additional Annual Fees
Audit Committee Chairman	$5,000
Audit Committee Member	$1,000
Compensation Committee Chairman	$3,000
Nomination and Governance Committee Chairman	$2,000

Meeting Fee for Non-Management Directors
Per meeting fee for face-to-face Board meetings only	$1,500
(No additional committee meeting fees will be paid)

Non-Management Directors’ Stock Options
Director Annual Grant	10,000
Committee Chair Annual Grant (Audit, Compensation, Nomination & Governance)	2,500
Committee Member Annual Grant Per Committee	1,250
New Director Initial Grant	20,000

Annual stock option grants to non-management directors vest 100% one year from the date of grant. Initial stock option grants for new directors vest 33.3% per year over three years.

Director Compensation for 2009

The following table sets forth cash amounts and the value of other compensation paid to our non-management directors for their service in 2009:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
Felix J. Baker	17,250	19,250	36,500
Julian C. Baker	15,750	17,500	33,250
Arthur B. Cohen	15,000	14,000	29,000
Stephen R. Davis	22,000	21,000	43,000
Joseph P. Healey	15,000	14,000	29,000
Barry D. Quart	16,000	19,250	35,250
James R. Thomas	6,269	32,400	38,669

(1)	Represents the grant date fair value related to incentive stock options awarded to the named executive during 2009. The value is calculated in accordance with Financial Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation. As of December 31, 2009, each non-management director had the following aggregate number of stock options outstanding: Felix J. Baker, 95,000; Julian C. Baker, 90,000; Arthur B. Cohen, 40,000; Stephen R. Davis, 65,000; Joseph P. Healey 40,000; Barry D. Quart 62,500 and James R. Thomas, 20,000.

PROPOSAL 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We are asking the stockholders to ratify our Audit Committee’s engagement of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2010.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

Vote Required

A majority of the votes cast at the Annual Meeting will be required to ratify the engagement of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2010.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote FOR the ratification of the engagement of Ernst & Young LLP to serve as our independent registered public accounting firm for the year ending December 31, 2010.

Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm is not required by our bylaws or otherwise. The Board of Directors has determined to submit this proposal to the stockholders as a matter of good corporate practice. If the stockholders do not ratify the appointment, the Audit Committee will take that into consideration in its future selection of auditors. Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and the stockholders.

PROPOSAL 3

AMENDMENT TO THE TRIMERIS, INC.

2007 STOCK INCENTIVE PLAN

The Company’s 2007 Stock Incentive Plan was adopted by the Board and approved by the stockholders in August 2007. A copy of the 2007 Stock Incentive Plan, showing the proposed amendment, is attached to the Proxy Statement as Appendix A. You are being asked to vote on a Proposal to approve an amendment to the 2007 Stock Incentive Plan to increase the number of shares of common stock available for issuance under the Stock Incentive Plan by 700,000 shares to a total of 1,700,000 shares of common stock (the “Amendment”). The Board adopted the Amendment on February 24, 2010, subject to stockholder approval at the Annual Meeting. The Board believes the Amendment is necessary to provide us with a sufficient reserve of shares of common stock for future option grants needed to attract, employ and retain employees, directors and consultants of outstanding ability. As of March 1, 2010, there were 21,044 shares available for grant under the 2007 Stock Incentive Plan.

The following is a summary of the 2007 Stock Incentive Plan. It is not complete, and stockholders should refer to the copy of the plan in Appendix A for full details.

DESCRIPTION OF THE 2007 STOCK INCENTIVE PLAN

The 2007 Stock Incentive Plan provides for the grant of incentive stock options, restricted stock or other stock-based awards to our employees, including directors who are employees, and for the grant of nonstatutory stock options, restricted stock or other stock-based awards to our employees, officers, directors, consultants and advisors. The 2007 Stock Incentive Plan will be administered by our Compensation Committee. Assuming that the stockholders approve the amendment, a maximum of 1,700,000 shares of common stock will be available for issuance under the Stock Incentive Plan, all of which could be used for incentive stock options, restricted stock or other stock-based awards.

On March 1, 2010, there were 21,044 shares authorized and available for grant under our Stock Incentive Plan and there were 12 employees, officers and directors eligible to participate in the 2007 Stock Incentive Plan.

The exercise price of all stock options granted under the 2007 Stock Incentive Plan must be at least equal to the fair market value of the common stock on the date of grant. The 2007 Stock Incentive Plan generally does not permit a change in the exercise price of any option previously granted except in the case of certain specified events, such as a stock split or merger, and as otherwise permitted under the applicable section of the Internal Revenue Code of 1986, as amended (the “Code”).

The Stock Incentive Plan permits the exercise price of options to be paid (i) in cash or by check, (ii) through a broker-facilitated cashless exercise procedure to the extent permitted by applicable law, (iii) by delivery of shares owned by the optionee, provided any ownership requirements have been met, or (iv) by payment of such other lawful consideration as the Board may determine, in each case subject to the Sarbanes-Oxley Act of 2002 or other applicable law.

The Board may grant restricted stock awards under the 2007 Stock Incentive Plan entitling recipients to acquire shares of common stock, subject to the right of the Company to repurchase all or a part of such shares and upon such other terms and conditions as the Board may determine. Stock certificates issued in respect of a restricted stock award are registered in the name of the participant and held in escrow by the Company until expiration of the applicable restriction periods. Any restricted stock award granted to a participant who is subject to the provisions of Section 16 of the Exchange Act shall restrict the release of the shares subject to the award for a period of at least six months following the date of grant. Although not formally required by the 2007 Stock

Incentive Plan, the Company has adopted an operational rule mandating that all grants of restricted stock have a restricted period of not less than 12 months.

If an optionee ceases to be employed for any reason other than death or disability, each outstanding option held by the optionee will terminate and cease to be exercisable no later than three months after the date the optionee ceases to be employed by us. If an optionee dies, all of his or her options become exercisable immediately.

If:

•

we merge with or consolidate into another corporation, which results in our stockholders owning less than 60% of the voting power of the voting securities of the surviving or successor corporation following the transaction,

•	we sell all or substantially all of our assets,

•	we completely liquidate, or

•	someone acquires 50% or more of the voting power of our outstanding securities, except through a merger, consolidation or an acquisition of our securities directly from us,

then all restricted stock awards shall become fully vested and free of all restrictions and all other stock-based awards, including options, shall become fully vested, exercisable or free of all restrictions, as the case may be.

In the event of an acquisition of 50% or more of the voting power of our outstanding securities, except through a merger, consolidation or an acquisition of our securities directly from us, then all options and stock appreciation rights become fully vested and exercisable. If we execute an agreement to:

•	merge or consolidate and our stockholders before the transaction own less than 60% of the voting power of the voting securities of the surviving or successor corporation following the transaction,

•	sell all or substantially all of our assets, or

•	completely liquidate,

then all options and stock appreciation rights become fully vested and exercisable and the Board of Directors may, in its discretion, terminate any unexercised awards, or permit the acquiring or succeeding corporation to assume or substitute equivalent options or stock appreciation rights for ours.

The repricing of Incentive Stock Options (“ISO”) or Non-Qualified Stock Options (“NQSO”) is expressly prohibited by the 2007 Stock Incentive Plan except in the case of certain change in control events or in the event of certain recapitalizations or adjustments to our common stock. In addition, no ISO or NQSO will be exercisable after the date the optionee’s employment with the Company is terminated for cause (as determined in the sole discretion of the Board).

The maximum number of shares of Common Stock with respect to which Awards may be granted to any participant under the 2007 Stock Incentive Plan shall be 500,000 per calendar year. This per-Participant limit is intended to be construed and applied consistently with Section 162(m) of the Code or any successor provision thereto, and the regulations thereunder. Restricted stock awards and other stock-based awards under the 2007 Stock Incentive Plan may be made subject to the achievement of performance goals, subject to the foregoing limit on shares covered by such grants. Performance awards can also provide for cash payments of up to $600,000 per calendar year per individual.

The Board of Directors may terminate or amend the 2007 Stock Incentive Plan at any time. Our stockholders must approve any increase in the total number of shares available under the 2007 Stock Incentive Plan.

TAX EFFECTS OF 2007 STOCK INCENTIVE PLAN PARTICIPATION

The following briefly summarizes the federal income tax consequence of the issuance and exercise of stock options and other stock awards under the 2007 Stock Incentive Plan. The following discussion does not purport to be complete and does not cover, among other things, the state, local, and foreign tax treatment associated with the grant and exercise of options.

Nonqualified Stock Options. An optionee will not be taxed when he receives a nonqualified stock option. When the optionee exercises an NQSO, he will generally owe taxes on ordinary income on the difference between the value of the shares he receives and the price he pays, with the “spread” treated like additional salary for an employee. He may then owe taxes again if and when he sells the shares. That tax would be on the difference between the price he received for the shares and his “basis,” which is the sum of the price he originally paid plus the value of the shares on which he originally paid income taxes. Depending upon how long he held the shares before selling, he may be eligible for favorable tax rates for certain kinds of capital gains. In addition, we will receive an income tax deduction for any amounts of “ordinary income” to him.

Incentive Stock Options. An optionee will not be taxed when he receives an incentive stock option and will not be taxed when he exercises an ISO, unless he is subject to the alternative minimum tax (“AMT”). If he holds the shares purchased upon exercise of the ISO (“ISO Shares”) for more than one year after the date he exercised the option and for more than two years after the option grant date, he generally will realize long-term capital gain or loss (rather than ordinary income or loss) when he sells or otherwise disposes of the ISO Shares. This gain or loss will equal the difference between the amount realized upon such disposition and the amount paid for the ISO Shares.

If the optionee sells the ISO Shares in a “disqualifying disposition” (that is, within one year from the date he exercises the ISO or within two years from the date of the ISO grant), he generally will recognize ordinary compensation income equal to the lesser of (1) the fair market value of the shares on the date of exercise minus the price he paid or (2) the amount he realized on the sale. For a gift or another disqualifying disposition where a loss, if sustained, would not usually be recognized, he will recognize ordinary income equal to the fair market value of the shares on the date of exercise minus the price he paid. Any amount realized on a disqualifying disposition that exceeds the amount treated as ordinary compensation income (or any loss realized) will be a long-term or a short-term capital gain (or loss), depending, under current law, on whether he held the shares for at least 12 months. The Company can generally take a tax deduction on a disqualifying disposition corresponding to the ordinary compensation income the participant recognized but cannot deduct the amount of the capital gains.

Alternative Minimum Tax. The difference between the exercise price and the fair market value of the ISO Shares on the date of exercise is an adjustment to income for purposes of AMT. The AMT (imposed to the extent it exceeds the taxpayer’s regular tax) is a certain percentage of an individual taxpayer’s alternative minimum taxable income that is lower than the regular tax rate but covers more income. Taxpayers determine their alternative minimum taxable income by adjusting regular taxable income for certain items, increasing that income by certain tax preference items, and reducing this amount by the applicable exemption amount. If a disqualifying disposition of the ISO Shares occurs in the same calendar year as exercise of the ISO, there is no AMT adjustment with respect to those ISO Shares. Also, upon a sale of ISO Shares that is not a disqualifying disposition, alternative minimum taxable income is reduced when the taxpayer sells by the excess of the fair market value of the ISO Shares at exercise over the amount paid for the ISO Shares.

Exercise by Delivery of Previously Acquired Shares. Generally, an optionee will not recognize gain or loss upon the transfer to the Company of previously acquired shares of common stock (the “Old Shares”) in payment of all or a portion of the exercise price of shares of common stock (the “New Shares”) acquired through the exercise of an option. The optionee’s basis and holding period in the Old Shares are transferred to that number of New Shares that equals the number of Old Shares tendered in payment of the exercise price. Additional New

Shares have a basis equal to any income recognized by the optionee on exercise plus any cash paid in payment of the exercise price. However, if Old Shares are used to exercise an ISO, the disposition of the Old Shares will be taxable generally in accordance with the rules discussed above if the Old Shares were acquired by exercising an ISO and have not been held for the requisite holding period.

Restricted Stock. With respect to awards granted under the 2007 Stock Incentive Plan involving the issuance of shares that are restricted as to transferability and subject to a substantial risk of forfeiture, the participant generally must recognize ordinary income equal to the fair market value of the shares at the first time the shares become transferable or are not subject to a substantial risk of forfeiture, whichever occurs earlier. The participant may be able to accelerate the taxation by filing a notice with the Internal Revenue Service to treat the property as taxable even though subject to restrictions. The Company generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the participant, either eventually or by this acceleration election.

Stock Awards. With respect to awards granted under the 2007 Stock Incentive Plan that result in the issuance of shares that are not restricted as to transferability or not subject to a substantial risk of forfeiture, the participant generally must recognize ordinary income equal to the fair market value of shares received. We generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the participants.

Tax Withholding Under the Code. The Company will be required to withhold taxes in some circumstances associated with the participants’ receiving compensation. Under the 2007 Stock Incentive Plan, the Company may permit the optionee to have the Company withhold all or a portion of the shares of the Company that the optionee acquires upon the exercise of an option to satisfy estimated or actual federal, state or local income taxes. The Company may also permit the optionee to delivery other previously acquired shares (other than restricted stock) for the purpose of tax withholding. The election to withhold must be made prior to or on the date on which the tax obligation arises.

Payments Upon Change in Control. The 2007 Stock Incentive Plan provides for the acceleration of payment of awards and related shares of common stock in the event of certain acquisition events or other change in control of the Company, as defined in the 2007 Stock Incentive Plan. Acceleration of payment may cause part or all of the consideration involved to be treated as a “parachute payment” under the Code, which may subject the recipient to a 20% excise tax and which may not be deductible by the Company for federal income tax purposes.

Awards Subject to Section 409A of the Internal Revenue Code. Certain awards granted under the 2007 Stock Incentive Plan may be deemed to constitute “deferred compensation” within the meaning of Section 409A of the Code, providing rules regarding the taxation of nonqualified deferred compensation plans, and such regulations or other administrative guidance that may be issued pursuant to Section 409A. Any such awards will be required to comply with the requirements of Section 409A. Notwithstanding any provision of the 2007 Stock Incentive Plan to the contrary, the Compensation Committee is authorized, in its sole discretion and without the consent of any participant, to amend the 2007 Stock Incentive Plan or any award agreement as it deems necessary or advisable to comply with Section 409A. This summary assumes that all awards granted under the 2007 Stock Incentive Plan are exempt from, or comply with, the rules under Section 409A.

This is a summary of the general principles of current federal income tax law applicable to the purchase of shares under the 2007 Stock Incentive Plan. While we believe that the description accurately summarizes existing provisions of the Code, and its legislative history and regulations, and the applicable administrative and judicial interpretations, theses statements are only summaries, and the rules in question are quite detailed and complicated. Moreover, legislative, administrative, regulatory or judicial changes or interpretations may occur that would modify these statements. Individual financial situations may vary, and state and local tax consequences may be significant. Therefore, no one should act based on this description without consulting his own tax advisors concerning the tax consequences of purchasing shares under the 2007 Stock Incentive Plan and disposing of those shares. In addition, different rules may apply if the optionee is subject to foreign tax laws.

NEW PLAN BENEFITS AND OPTION GRANT TABLE

Since the 2007 Stock Incentive Plan is discretionary, benefits to be received by individual optionees, other than non-employee directors, are not determinable. If Proposal 3 is approved, each of the directors will receive an annual option grant to purchase 10,000 shares on the one-year anniversary of the date of grant with an exercise price per share equal to the closing price per share of common stock on the date of grant. In addition, Board members will receive options to purchase 1,250 shares for service on each committee of the Board of which they are a member and each director who chairs a committee will receive an option to purchase an additional 1,250 shares for serving as chair of such committee.

The table below shows, as to Martin A. Mattingly, Andrew L. Graham and Michael A. Alrutz (collectively, the “Named Executive Officers”), and the various indicated groups, (i) the number of shares of common stock for which options have been granted under the 2007 Stock Incentive Plan for the one-year period ended December 31, 2009 and (ii) the exercise price per share.

Name And Principal Position	Dollar Value ($)	Number of Option Shares(1)
Martin A. Mattingly Chief Executive Officer	179,958	89,088
Andrew L. Graham Chief Financial Officer	89,979	44,544
Michael Alrutz General Counsel	89,979	44,544
Executive Officers as a group (3 persons)	359,916	178,176
Non-Executive Director group (7 persons)	191,900	95,000
Non-Executive Officer Employee Group (1 person)	8,997	4,454

(1)	On July 21, 2009, the Compensation Committee approved an annual option grant of shares of our common stock to all employees, including the Named Executive Officers, pursuant to the 2007 Stock Incentive Plan. This annual option grant is awarded at the fair market value of our common stock on the date of grant. The option vests monthly over a two-year period. The exercise price of the grant was $2.02, the closing price of our common stock on the grant date.

Vote Required

The affirmative vote of greater than 50 percent of the shares represented and voting at the Annual Meeting will be required to approve the proposed amendment to the 2007 Stock Incentive Plan.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote FOR the approval of the amendment to the 2007 Stock Incentive Plan.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our common stock as of March 1, 2010 for each person or group of affiliated persons, whom we know to beneficially own more than 5% of our common stock. The table also sets forth such information for our directors and executive officers, individually and as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. Except as indicated by footnote, to our knowledge, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Options to purchase shares of common stock that are exercisable within 60 days of March 1, 2010 are considered beneficially owned by the person holding such options for the purpose of computing ownership of such person, but are not treated as outstanding for the purpose of computing the beneficial ownership of any other person. The applicable percentage of beneficial ownership is based on 22,349,841 shares of common stock outstanding as of March 1, 2010.

Unless otherwise indicated in the footnotes, the address for each listed stockholder is: c/o Trimeris, Inc., 2530 Meridian Parkway, 2nd Floor, Durham, North Carolina 27713.

Name and Address of Beneficial Owner	Number of Shares Underlying Options Beneficially Owned	Number of Shares Beneficially Owned	Amount and Nature of Beneficial Ownership	Percent of Class
James H. Simons(1)	—	1,388,002	1,388,002	6.2%
Braden M. Leonard (2)	—	1,216,960	1,216,960	5.4%
Felix J. Baker, Ph.D.(3)	81,250	3,501,175	3,582,425	16.0%
Julian C. Baker(3)	77,500	3,501,175	3,578,675	16.0%
Arthur B. Cohen(4)	23,333	4,413,657	4,436,990	19.9%
Joseph P. Healey(4)	23,333	4,413,657	4,436,990	19.9%
Martin A. Mattingly, Pharm.D.(5)	326,530	15,269	341,799	*
Andrew L. Graham(6)	88,490	37,853	126,343	*
Michael A. Alrutz, J.D., Ph.D.(7)	90,486	36,434	126,920	*
Stephen R. Davis	43,333	—	43,333	*
Barry D. Quart, Pharm.D.	40,833	—	40,833	*
James R. Thomas	—	—	—	*
All executive officers and directors as a group (ten persons)(8)	795,088	8,004,388	8,799,476	39.4%

*	Less than 1%.
(1)	Information in the table and this footnote is based solely upon information contained in a Schedule 13G/A filed with the SEC on February 12, 2010. Mr. Simons holds sole voting and sole investment power over 1,388,000 shares. Mr. Simons holds shared voting and shared investment powers over an additional two shares. Mr. Simons’ address is c/o Renaissance Technologies LLC, 800 Third Avenue, New York, New York 10017.
(2)	Information in the table and this footnote is based solely upon information contained in a Schedule 13G filed with the SEC on January 19, 2010. Mr. Leonard holds shared voting and shared investment power with BML Capital Management LP over 1,192,960 shares. Mr. Leonard holds sole voting and investment power over an additional 24,000 shares. Mr. Leonard’s address is c/o with BML Capital Management LP, 65 E Cedar – Suite 2, Zionsville, IN 46077.
(3)	Information in the table and this footnote is based solely upon information provided by Felix J. Baker and Julian C. Baker. Each has shared voting power and shared investment power over 3,501,175 shares listed. Julian C. Baker is the sole beneficial owner of 90,000 options and Felix J. Baker is the sole beneficial owner of 95,000 options. The address of each of Felix J. Baker and Julian C. Baker is 667 Madison Avenue, 21st Floor, New York, New York 10065. Felix J. Baker and Julian C. Baker each disclaim beneficial ownership of such securities except to the extent of their respective pecuniary interests therein.

(4)	Information in the table and this footnote is based solely upon information provided by Joseph P. Healey and Arthur B. Cohen. Messrs. Healey and Cohen share voting power and investment power with each other and with HealthCor Management, L.P. which holds sole voting power and sole investment power over 4,413,657 shares. Each of Arthur B. Cohen and Joseph P. Healey is the sole beneficial owner of 40,000 options. HealthCor Management, L.P.’s address is Carnegie Hall Tower, 152 West 57th Street, 47th Floor, New York, New York 10019. Joseph P. Healey and Arthur B. Cohen each disclaim beneficial ownership of such securities except to the extent of their respective pecuniary interests therein.
(5)	Includes 15,269 shares held in Dr. Mattingly’s 401(k) plan account. Dr. Mattingly is currently vested in 50% of these 401(k) plan shares. Dr. Mattingly holds voting power as to his 401(k) shares.
(6)	Includes 15,000 restricted stock shares granted pursuant to the 2007 Stock Incentive Plan. These restricted stock shares vest 100% in June 2011. Also includes 22,857 shares held in Mr. Graham’s 401(k) plan account. Mr. Graham is currently vested in 100% of these 401(k) plan shares. Mr. Graham holds voting power as to his restricted stock and his 401(k) shares.
(7)	Includes 15,000 restricted stock shares granted pursuant to the 2007 Stock Incentive Plan. These restricted stock shares vest 100% in June 2011. Also includes 19,479 shares held in Dr. Alrutz’s 401(k) plan account. Dr. Alrutz is currently vested in 100% of these 401(k) plan shares. Dr. Alrutz holds voting power as to his restricted stock and his 401(k) shares.
(8)	See notes (5)—(7).

EXECUTIVE OFFICERS AND DIRECTORS

The following table sets forth the name, age and position of our executive officers and directors as of March 1, 2010:

Name	Age	Position with Company
Felix J. Baker, Ph.D.(2)	40	Director
Julian C. Baker(2)(3)	43	Director
Arthur B. Cohen	48	Director
Stephen R. Davis(1)(3)	49	Director
Joseph P. Healey	43	Director
Barry Quart, Pharm.D.(1)(2)	53	Director
James R. Thomas(1)	59	Director
Martin A. Mattingly, Pharm.D.	53	Chief Executive Officer and Director
Andrew L. Graham	39	Chief Financial Officer and Secretary
Michael A. Alrutz, J.D., Ph.D.	40	General Counsel

(1)	Member of the Audit Committee
(2)	Member of the Compensation Committee
(3)	Member of the Nomination and Governance Committee

Arthur B. Cohen was appointed to the Company’s Board of Directors on February 8, 2008. Mr. Cohen is a founder of, and Portfolio Manager at, HealthCor Management LP. Prior to establishing HealthCor in September 2005, Mr. Cohen acted as a Portfolio Manager for SAC Capital Advisors LLC from January 2000 until March 2005. From 1995 until 2000, Mr. Cohen was responsible for healthcare investments as a Managing Director at Tiger Management, and from 1993 to 1995, he was employed as an Investment Officer at J&W Seligman. Mr. Cohen was also employed as a Vice President at the Bank of New York from 1991 until 1993 and was an Assistant Portfolio Manager of the M.S.B. Fund from 1987 to 1991. Mr. Cohen is a Chartered Financial Analyst. Mr. Cohen graduated from the University of Virginia in 1983 with a B.A. degree in Commerce and received his M.B.A. in Banking and Finance from Hofstra University in 1986.

Joseph P. Healey was appointed to the Company’s Board of Directors on February 8, 2008. Mr. Healey is a founder of, and Portfolio Manager at, HealthCor Management LP. Prior to establishing HealthCor in September 2005, Mr. Healey acted as a Portfolio Manager for SAC Capital Advisors LLC from January 2000 until March 2005. Prior to joining SAC Capital, Mr. Healey was a healthcare Portfolio Manager at Kingdon Capital Management from 1997 to 2000 and was employed as an Analyst and Portfolio Manager at the Dreyfus Corporation from 1992 until 1997. Mr. Healey also served as a First Lieutenant in the United States Army Medical Service Corps at the Walter Reed Army Medical Center from 1988 to 1992. Mr. Healey is a Chartered Financial Analyst. Mr. Healey graduated from Boston University in 1988 with a B.A. in Biomedical Engineering and received his M.S. in Technology Management from the University of Maryland in 1993.

See Proposal 1 for biographies of the members of the Board of Directors other than Messrs. Cohen and Healy.

Andrew L. Graham, C.P.A. was appointed Chief Financial Officer of Trimeris on January 24, 2008. Mr. Graham initially joined Trimeris as Director of Finance and Secretary in September 2004. From 2002 to 2004, Mr. Graham served as Chief Accounting Officer at Paradigm Genetics, Inc. From 1999 to 2002, Mr. Graham served as Comptroller and later as Director of Finance at Paradigm Genetics, Inc. Mr. Graham received his B.A. and M.A. degrees in accounting from North Carolina State University and his M.B.A. from the University of North Carolina at Chapel Hill.

Michael A. Alrutz, J.D., Ph.D. was appointed General Counsel of Trimeris on January 24, 2008. Dr. Alrutz previously served as Legal Counsel at Trimeris beginning in 2002. Dr. Alrutz received his B.A. degree in

Biology from the University of Pennsylvania and his J.D. from Duke University School of Law. Dr. Alrutz also holds a Ph.D. in Molecular Biology from the Sackler School of Graduate Biomedical Sciences at Tufts University.

Compensation Committee Interlocks and Insider Participation

Our Board of Directors’ Compensation Committee is responsible for determining the salaries and incentive compensation of the executive officers and providing recommendations for the salaries and incentive compensation of all other employees and consultants. The Compensation Committee also administers our benefit plans, including the 2007 Stock Incentive Plan. Dr. Baker, serves as the Chairman of the Compensation Committee and the other members of the committee are Mr. Baker, and Dr. Quart. None of Dr. Baker, Mr. Baker or Dr. Quart has served as an officer or employee of Trimeris or has any relationship with Trimeris requiring disclosure under SEC regulations. None of our executive officers has served as a director or member of the Compensation Committee (or other committee serving an equivalent function) of any other entity whose executive officers served as a director or member of our Compensation Committee.

Code of Ethics for Principal Executive Officer and Principal Financial Officer

We have a code of ethics for our employees and officers. This document is available on our website at the following address: http://www.trimeris.com. There were no waivers of the code of ethics granted in 2009.

Executive Compensation

Compensation Discussion and Analysis

This Compensation Discussion and Analysis is intended to provide investors with an understanding of our compensation policies and practices with respect to all persons serving as our executive officers during 2009. These individuals, referred to as our “named executive officers,” are identified below:

•	Martin A. Mattingly, Pharm.D., Chief Executive Officer and Director

•	Andrew L. Graham, Chief Financial Officer

•	Michael A. Alrutz, J.D., Ph.D., General Counsel

Our Compensation Philosophy and Objectives

We believe that compensation of our executive officers should encourage creation of stockholder value and achievement of strategic corporate objectives, attract and retain qualified, skilled and dedicated executives on a long-term basis, reward past performance, and provide incentives for future performance. Our goal is to align the interests of our stockholders and management by integrating compensation with our annual and long-term corporate and financial objectives. The Company’s Incentive Pay Plan (as defined below), which governs the payment of bonuses to employees and executives, ties many of the short-term objectives to specific cash incentives. In addition, we believe that equity ownership by employees encourages a longer-term view of corporate successes. In order to attract and retain qualified personnel, we strive to offer a total compensation package competitive with companies in the biopharmaceuticals industry, taking into account the relative size, performance and needs of the Company, as well as an individual’s contributions.

Company Developments in 2009

Since December 31, 2008, the Company has had only four employees and no longer staffs a research and development function. During 2009, the Company has been actively focused on maximizing cash flows from its commercial product FUZEON while also pursuing strategic alternatives for the Company. Pursuing potential strategic alternatives was a key focus of management’s time and attention during 2009, as were managing cash flow, the Company’s relationship with its development partner F. Hoffman-LaRoche and defending the Company in patent litigation filed by Novartis Vaccines and Diagnostics, Inc. (“Novartis”).

On October 2, 2009, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Arigene Co., Ltd., a corporation organized under the laws of the Republic of Korea (“Arigene”). Under the Merger Agreement Arigene agreed to purchase of all outstanding shares of our common stock at a price per share of $3.60, or an aggregate purchase price of approximately $85 million, via a cash tender offer followed by a merger. We terminated the Merger Agreement effective December 31, 2009, when Arigene, through counsel, informed us that Arigene did not have sufficient funds to consummate the tender offer and subsequent merger pursuant to the Merger Agreement. In connection with granting consent in November 2009, to an extension of the deadline for consummation of the tender offer, Arigene paid us a $12 million fee, which we will retain, net of taxes and transaction, advisors’ and legal fees incurred in connection with entering into the Merger Agreement. Following termination of the Merger Agreement on December 31, 2009 management continued to focus on maximizing revenues from FUZEON, pursuing strategic alternatives and managing cash flow and the patent dispute with Novartis.

Elements of Compensation

Our compensation structure for our named executive officers consists of a combination of salary, incentive cash compensation and equity awards, as well as the benefits described below. We do not have programs providing for other personal-benefit perquisites for our executive officers.

Base Salaries. The Company has negotiated employment agreements with all our executive officers that set forth the basic framework of each individual’s compensation. We believe these types of arrangements are an important part of an executive’s compensation package and that they enhance our ability to attract and retain top management talent. These employment agreements set a minimum level of base salary compensation that the Compensation Committee believes is appropriate relative to the abilities and experience of each executive when compared against similarly situated executives with the Company’s peer group, as described below. The Compensation Committee periodically considers increases to base salary in light of the individual executive’s performance, the Company’s overall goals, as well as the Company’s performance and overall economic conditions.

Incentive Cash Compensation. Employees of the Company are eligible to participate in the Trimeris, Inc. Incentive Pay Plan (the “Incentive Pay Plan”) which sets forth the structure under which annual cash bonuses may be paid. The Incentive Pay Plan addresses the short-term incentive component of employee compensation and is structured to motivate, reward and retain employees by aligning compensation with the achievement of strategic corporate goals, as well as individual performance objectives. Each employee has an incentive pay target, expressed as a percentage of his or her base salary for the year. The amount of a specific employee’s target varies according to the employee’s role in the Company, his or her salary grade and the terms of any employment agreement to which such employee is party.

Equity Incentive Awards. Our Compensation Committee administers our stock option plan for executive officers, employees, consultants and outside directors, under which it grants options to purchase our common stock with an exercise price equal to the fair value of a share of our common stock on the date of grant, which is the closing price on the date of grant. We do not coordinate the timing of equity award grants with the release of financial results or other material announcements by the Company; our annual equity grants are made in connection with the annual meeting of stockholders.

We believe that providing executive officers who have responsibility for our management and growth with an opportunity to increase their stock ownership aligns the interests of the executive officers with those of our stockholders. Stock options provide value to recipients only if our stock price increases (which benefits all stockholders and also allows us to conserve cash) and only if the executive or employee remains employed by the Company through the vesting date.

Benefits. Benefits offered to our executive officers are substantially the same as those offered to our regular employees and generally include medical insurance, dental insurance, 401(k) plan, employee stock purchase plan, disability insurance, life insurance and flexible spending account.

Role of the Compensation Committee and the Chief Executive Officer in the Compensation Process

Our Compensation Committee sets our executive compensation philosophy, objectives and principles. The Compensation Committee determines the amounts and elements of compensation for our named executive officers and other employees, subject to the terms of applicable employment agreements. The Compensation Committee seeks to align its compensation decisions with our executive compensation objectives, and operates pursuant to a written charter, a copy of which is posted on trimeris.com. As set forth in the charter, the Compensation Committee’s responsibilities include recommending action to the Board regarding compensation of the executive officers of Trimeris and approving their compensation, including salaries, bonuses, finger benefits, incentive compensation, equity-based compensation, retirement benefits and severance pay and benefits and compensation and benefits in the event of a change of control of Trimeris. Specifically, the Compensation Committee’s responsibilities include reviewing and establishing compensation levels, as well as administering compensation and benefit plans, incentive compensation plans and equity-based compensation plans.

The Compensation Committee annually reviews executive officer compensation. Since December 31, 2008, the Company has had only four employees and no longer staffs a research and development function. As a result of our reduced size, the Compensation Committee has taken a streamlined and relatively informal approach to work directly with the remaining staff to establish the compensation and retention packages.

Base Salary. The Company has entered into employment agreements with each of the executive officers. The employment agreements set a minimum level of base salary compensation that the Compensation Committee believes is appropriate relative to the abilities and experience of each executive. Our Compensation Committee reviews base salaries for executive officers on an annual basis, considering recommendations by the Chief Executive Officer for executive officers other than the Chief Executive Officer, and adjusts salaries based on individual and Company performance. The Compensation Committee also considers market information and the base salaries and other incentives paid to executive officers of companies in the peer group described below. However, the Compensation Committee does not limit its decisions to or target any particular range or level of total compensation paid to executive officers at these companies.

Incentive Cash Compensation. In setting the level of incentive cash compensation for our executive officers, the Compensation Committee considers the performance of the Company, the individual executive’s performance during the year and with respect to executive officers other than the CEO, the recommendation of the CEO. In past years, the target bonus for each named executive officer was as follows:

•	Martin A. Mattingly—50%-75%

•	Andrew L. Graham —30%

•	Michael A. Alrutz—30%

In determining incentive pay, the Compensation Committee typically evaluates the Company’s performance at year-end by assessing a number of financial, operational and business development factors, including sales, cash flow, share price, pursuit of growth opportunities and the achievement of other business and operating objectives, all in light of economic conditions. The factors can be divided into three separate categories: (i) financial goals, (ii) business development goals and (iii) operational goals. Financial goals involve decreasing expenses and increasing revenues, or maximizing profits. Business development goals involve the pursuit of a strategic transaction, including the purchase of an asset or a sale of some or all of the Company’s assets. Operational goals involve all the activities that are associated with running a business of this type: executing on corporate strategy as set forth by the Board, meeting contractual obligations, paying bills and taxes, managing cash, managing litigation, buying insurance, preserving assets (including intellectual property), avoiding exposure to liabilities/mitigating risks, complying with government regulatory requirements, administering benefit plans, and attending to shareholder concerns and interests. The Compensation Committee, at its discretion, adjusts the composition and priority of these goals to coincide with changes in our business and competitive landscape and to fully align management’s efforts with our short- and long-term corporate objectives.

Equity Incentive Awards. Each executive officer is initially granted a stock option at the start of their employment. The amount of the grant is based on the scope of the employee’s responsibilities, relevant prior experience and market conditions. These initial grants vest monthly over four years. We believe that vesting over a four-year term is an appropriate length to compensate executives for their contribution over a period of time and to provide an incentive to focus on our longer term goals.

The Compensation Committee also sets annual option grants as part of its annual compensation review process. The Compensation Committee determines the number of shares underlying each stock option grant based upon the executive officer’s and the Company’s performance, the executive officer’s role and responsibilities, the executive officer’s base salary, and comparison with comparable awards to individuals in similar positions at companies in the peer group described below.

While equity incentive compensation is generally in the form of stock options grants, we have on occasion used restricted stock as a component of compensation.

Peer Group. While the Compensation Committee does not use a compensation consultant to assist in determining executive compensation, the Compensation Committee periodically reviews data with respect to the following peer group of biotechnology and biopharmaceutical companies, which includes information relating to compensation levels for executives in comparable positions at companies in those industries. These peer companies, which are generally of similar size and within our industry or our geographic location, are listed below:

•	Alexza Pharmaceuticals, Inc.

•	Antigenics, Inc.

•	Arca Biopharma, Inc.

•	Avanir Pharmaceuticals

•	Avi Biopharma, Inc.

•	Barrier Therapeutics, Inc.

•	Caliper Life Sciences, Inc.

•	Cerus Corp.

•	Columbia Laboratories, Inc.

•	CombinatoRx, Inc.

•	Curagen Corp.

•	Depomed Inc.

•	Dyax Corp.

•	Dynavax Technologies Corp.

•	Emisphere Technologies,Inc.

•	Encysive

•	Epix Pharmaceuticals, Inc.

•	Genvec, Inc.

•	Harvard Bioscience, Inc.

•	Hi Tech Pharmacal Co., Inc

•	Idenix Pharmaceuticals, Inc.

•	Introgen Therapeutics, Inc.

•	Ista Pharmaceuticals, Inc.

•	ARCA biopharma Inc.

•	NPS Pharmacueticals, Inc.

•	Stemcells, Inc.

•	Telik, Inc.

The Compensation Committee undertakes to update this list of peer companies periodically. When establishing each element of an executive officer’s compensation, the Compensation Committee also takes into consideration the executive’s historical cash and equity compensation, level of equity ownership, and total current and potential compensation against meeting the specific needs and goals of the Company. The Compensation Committee believes that the Company’s executive compensation levels are in line with that of the peer group above.

2009 Compensation Decisions

Base Salaries. In December 2008, the Compensation Committee increased the 2009 base salary of the named executive officers by 3% over 2008 base salary levels. The Compensation Committee determined that this increase was reasonable and justified in light of the then-current and expected performance of the Company, as well as the general economic conditions at the time. The Compensation Committee also determined that this increase was reasonable and justified in light of the performance of the executives in 2008.

Incentive Cash Compensation Awards. The Compensation Committee did not meet at the beginning of 2009 to outline goals given the Company’s strategic focus on a potential sale of the Company. In December 2009, the Compensation Committee met and evaluated all of the traditional factors used in setting performance goals for prior years as described above. Specifically, the Compensation Committee looked at individual performance with respect to: (1) strategic transactions, (2) management of the Company’s development collaboration with Roche and revenue from our commercial product FUZEON®, (3) control of Company expenses and (4) management of the Company’s pending patent dispute litigation with Novartis Vaccines and Diagnostics, Inc.

Dr. Mattingly made a recommendation to the Compensation Committee with respect to the suggested cash performance incentive amounts for Dr. Alrutz and Mr. Graham. Dr. Mattingly also provided input to the Compensation Committee with respect to Dr. Alrutz’s performance and Mr. Graham’s performance during 2009. Dr. Mattingly did not make a recommendation with respect to his own incentive compensation and was not present during deliberations or at the time that the Board made a decision with respect to the incentive cash compensation. The Compensation Committee weighed the performance of each executive individually with respect to the traditional performance factors used in prior years and described above, as well as the significant efforts of Dr. Mattingly, Mr. Graham and Dr. Alrutz in connection with the contemplated merger transaction with Arigene, offset by the performance of the Company’s stock compared to similar companies.

Cash incentive awards totaling an aggregate of $356,011 were awarded to Dr. Mattingly, Mr. Graham, and Dr. Alrutz in light of their efforts related to the Arigene merger, the management of the Roche relationship and the Novartis litigation. Dr. Mattingly was awarded a 50% bonus and Mr. Graham and Dr. Alrutz were each awarded a 30% bonus, which were each in line with the targets set forth in their respective employment agreements and described above. Dr. Mattingly was also awarded a 12.5% bonus as a result of his efforts in securing a $12 million reverse termination fee from Arigene, payable if the Arigene transaction did not close and in the absence during a specified post-termination period of any dispute or challenge to the Company’s right to retain the reverse termination fee paid to the Company under the Merger Agreement. The Compensation Committee believes that the magnitude of these awards strikes the appropriate balance between the declining sales of our commercial product FUZEON and the overall difficult economic conditions against the interest of retaining executives and fostering effort going forward.

Equity Incentive Awards. The stock option grants made to the named executive officers in 2009 were somewhat lower in value and as a percentage of overall compensation to their respective stock option grants and overall compensation for 2008; this reflected the decline in the Company’s stock price compared to the previous year and fact that the number of options granted to executives was unchanged from the previous year.

The Compensation Committee met in July 2009 to review the performance of the executives of the Company against each individual’s goals and the Company’s overall goals consistent with the factors discussed above. The Compensation Committee concluded that the prior year’s practices with respect to the size of the option awards and the terms of the vesting were consistent with the peer group and in furtherance of the Company’s overall compensation plan design and goals. The Compensation Committee in July 2009 made stock options grants to the individual officers as follows: Mr. Mattingly, 89,088 shares; Mr. Graham, 44,544 shares; and Dr. Alrutz 44,544 shares. The options vest monthly over 3 years, which the Compensation Committee determined to be reasonable and appropriate in light of peer-group practices and the goals of the equity compensation program. The exercise price of the awards was determined as the closing price of the common stock as quoted on NASDAQ on the date of the grant.

In 2009, the allocation between equity and non-equity compensation for named executive officers was more heavily weighted towards non-equity compensation than in prior years. The Compensation Committee determined that this ratio of awards was appropriate and consistent with the Company’s goals of motivating and retaining employees. The Compensation Committee determined that the ratio is justifiable given the low rate of attrition and high level of performance observed among our executives.

Named Executive Officers

The 2009 Summary Compensation Table, 2009 Grants of Plan-Based Awards Table and the tables that follow provide compensation information for each person serving as our principal executive officer and principal financial officer at any time during the year ended December 31, 2009 (the “named executive officers”).

Summary Compensation Table for 2009

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)		Option Awards ($)(2)	Non- Equity Incentive Plan Compensation ($) (3)		All Other Compensation ($)(4)		Total ($)
Martin A. Mattingly, Pharm.D. Chief Executive Officer	2009 2008 2007	396,564 385,000 48,125	— — —		108,687 252,119 1,431,500	198,282 231,000 —	(5)	22,500 20,460 —	(5)	726,033 888,579 1,479,625

Andrew L. Graham Chief Financial Officer	2009 2008 2007	180,264 175,000 144,000	— 74,700 —	(6)	54,344 151,971 62,074	54,079 70,000 36,000		16,500 16,217 16,362		305,187 487,888 258,436

Michael A. Alrutz, J.D., Ph.D. General Counsel	2009 2008	180,264 175,000	— 74,700	(6)	54,344 151,971	54,079 70,000		16,500 16,148		305,187 487,819

(1)	Represents the grant date fair value related to restricted stock granted to the named executives in 2008. The value is calculated in accordance with Financial Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation.
(2)	Represents the grant date fair value related to incentive stock options awarded to the named executive during 2009. The value is calculated in accordance with Financial Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation.
(3)	See “Performance Incentive Awards” under the Elements of Executive Compensation section of Compensation Discussion and Analysis.
(4)	Beginning in 1998, Trimeris has matched up to 100% of a participant’s annual contributions to the Trimeris, Inc. Employee 401(k) Plan with common stock, provided the participant was employed on the last day of the year. The number of shares issued is based on the annual contributions to be matched divided by the closing price of the common stock on the last trading day of the year. The dollar amount of matching contributions was calculated using the closing stock price on the date of grant. On December 31, 2009, the closing price was $2.62. On December 31, 2009, Dr. Mattingly received 8,588 shares of stock and is vested in 50% of these shares; Mr. Graham received 6,298 shares of stock and is vested in 100% of these shares; and Dr. Alrutz received 6,298 shares of stock and is vested in 100% of these shares. In 2009, we paid long-term disability insurance premiums of approximately $1,000, or less, on behalf of each of the named executive officers.
(5)	Includes a bonus of $49,571 awarded to Dr. Mattingly as compensation for the efforts of Dr. Mattingly in negotiating the Arigene transaction payable if the Arigene transaction did not close and in the absence during a specified post-termination period of any dispute or challenge to our right to retain the reverse termination fee paid to us under the Merger Agreement.
(6)	On August 6, 2008, the Compensation Committee awarded Mr. Graham and Dr. Alrutz 15,000 shares of restricted stock each as part of their long-term performance incentives during 2008. The restricted stock vests 100% on the three-year anniversary of the date of grant.

Employment Agreements.

Martin Mattingly. Dr. Mattingly is party to an employment agreement which initially expired in November 2008 and is subject to one-year renewal periods absent 90 days prior written notice from the Company or Dr. Mattingly. The agreement sets an initial base salary that is subject to annual review and increase and a target cash incentive bonus range as discussed under Compensation Disclosure and Analysis above. It contains a non-competition and non-solicitation provisions, as well as a bonus payable upon change in control and the severance benefits described below under “Severance and Change in Control Arrangements with Named Executive Officers.”

Andrew Graham. Mr. Graham is party to an employment agreement with an indefinite term. The agreement sets an initial base salary that is subject to annual review and increase and a target cash incentive bonus range as discussed under Compensation Disclosure and Analysis above. It contains a non-competition and non-solicitation provisions, as well as the severance benefits described below under “Severance and Change in Control Arrangements with Named Executive Officers.”

Michael Alrutz. Dr. Alrutz is party to an employment agreement with an indefinite term. The agreement sets an initial base salary that is subject to annual review and increase and a target cash incentive bonus range as discussed under Compensation Disclosure and Analysis above. It contains a non-competition and non-solicitation provisions, as well as the severance benefits described below under “Severance and Change in Control Arrangements with Named Executive Officers.”

Grants of Plan-Based Awards for 2009

The following table sets forth information on grants of plan-based awards, including grants of options to purchase shares of our common stock, in 2009 to our named executive officers.

Name	Type of Award	Date of Compen- sation Committee Action	Grant Date (1)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($ per share)	Grant Date Fair Value of Option Awards ($)
				Threshold	Target ($)(2)	Maximum ($)
Martin A. Mattingly	Stock Option	7/21/09	7/22/09				89,088	(1)	2.02	108,687
	Annual Cash Incentive Compensation	12/22/09	N/A	—	198,282	297,423
	Transaction Bonus	12/22/09	N/A
Andrew L. Graham	Stock Option	7/21/09	7/22/09				44,544	(1)	2.02	54,344
	Annual Cash Incentive Compensation	12/22/09	N/A	—	54,079	81,119
Michael A. Alrutz	Stock Option	7/21/09	7/22/09				44,544	(1)	2.02	54,344
	Annual Cash Incentive Compensation	12/22/09	N/A	—	54,079	81,119

(1)	Stock option awards are granted pursuant to the 2007 Stock Incentive Plan. In 2009, the Board of Directors made a single annual grant of stock options to the Company’s employees. These stock options vest monthly over two years and vest 100% on July 21, 2011. The exercise price for the grant is the closing price on the grant date.
(2)	Actual cash incentive compensation is based on our Compensation Committee’s review of corporate performance and individual achievements. See “Compensation Discussion and Analysis—Elements of Executive Compensation—Performance Incentive Awards” for a description of this Plan.

Outstanding Equity Awards at 2009 Fiscal Year-End

The following table sets forth information on outstanding equity awards held by our named executive officers at December 31, 2009.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)(1)	Option Expiration Date	Number of Shares of Restricted Stock That Have Not Vested	Market Value of Restricted Stock Shares That Have Not Vested ($)(2)
Martin A. Mattingly	182,291	(3)	167,709	5.16	11/14/2017
	66,816	(7)	22,272	4.12	6/26/2018
	18,560	(7)	70,528	2.02	7/21/2019

Andrew L. Graham	5,000	(4)	0	9.90	9/1/2014
	1,696	(5)	0	10.57	8/9/2015
	1,696	(6)	0	13.60	8/9/2015
	1,696	(6)	0	9.74	8/9/2015
	1,696	(6)	0	10.75	8/9/2015
	2,813	(5)	0	6.74	8/9/2016
	2,187	(6)	626	6.53	8/9/2016
	2,187	(6)	626	10.49	8/9/2016
	2,187	(6)	626	4.81	8/9/2016
	3,322	(5)	0	5.00	8/15/2017
	1,476	(6)	1,846	5.64	8/15/2017
	1,476	(6)	1,846	4.94	8/15/2017
	1,476	(6)	1,846	4.99	8/15/2017
	33,408	(7)	11,136	4.12	6/26/2018
	9,280	(7)	35,264	2.02	7/21/2019
						15,000	39,300

Michael A. Alrutz	1,000	(4)	0	45.47	5/1/2012
	250	(5)	0	40.25	6/26/2012
	250	(6)	0	43.18	6/26/2012
	250	(6)	0	40.77	6/26/2012
	250	(6)	0	38.80	6/26/2012
	740	(5)	0	46.30	6/18/2013
	740	(6)	0	23.32	6/18/2013
	740	(6)	0	18.96	6/18/2013
	740	(6)	0	12.91	6/18/2013
	1,300	(5)	0	12.09	6/22/2014
	1,300	(6)	0	13.90	6/22/2014
	1,300	(6)	0	12.21	6/22/2014
	1,300	(6)	0	9.10	6/22/2014
	905	(5)	0	10.57	8/9/2015
	905	(6)	0	13.60	8/9/2015
	905	(6)	0	9.74	8/9/2015
	905	(6)	0	10.75	8/9/2015
	2,813	(5)	0	6.74	8/9/2016
	2,187	(6)	626	6.53	8/9/2016
	2,187	(6)	626	10.49	8/9/2016
	2,187	(6)	626	4.81	8/9/2016
	3,322	(5)	0	5.00	8/15/2017
	1,476	(6)	1,846	5.64	8/15/2017
	1,476	(6)	1,846	4.94	8/15/2017
	1,476	(6)	1,846	4.99	8/15/2017
	33,408	(7)	11,136	4.12	6/26/2018
	9,280	(7)	35,264	2.02	7/21/2019
						15,000	39,300

(1)	The exercise price reported in this column represents the current exercise price of these stock options following adjustments to the original exercise price of the stock option. The adjustments to the exercise prices were made pursuant to the option plan in light of the extraordinary dividends paid during 2008.
(2)	This amount reflects the number of unvested and outstanding restricted stock shares multiplied by $2.62, the closing price of our stock on December 31, 2009.
(3)	These stock options were granted in connection with an employment agreement and vested 25% on the one-year anniversary of the date of grant and monthly thereafter over 3 years.
(4)	These new hire option grants vest monthly over four years from the date of grant.
(5)	These annual option grants vest 100% on the one-year anniversary of the grant date.
(6)	These quarterly option grants vest monthly over three years beginning on the one-year anniversary of the associated annual grant.
(7)	These annual option grants vest monthly over two years from the date of grant.

Option Exercises and Stock Vested for 2009

	OPTION AWARDS		STOCK AWARDS
Name	Number of Shares Acquired or Exercised (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Martin A. Mattingly	—	—	—	—
Andrew L. Graham	—	—	—	—
Michael A. Alrutz	—	—	—	—

SEVERANCE AND CHANGE IN CONTROL ARRANGEMENTS WITH NAMED

EXECUTIVE OFFICERS

Employment Agreements

In connection with his appointment as Chief Executive Officer, the Company and Dr. Mattingly entered into the Mattingly Employment Agreement. Under the Mattingly Employment Agreement, in the event that Dr. Mattingly’s employment is terminated other than for cause, death or disability or upon his resignation for good reason (as these terms are defined in the Mattingly Employment Agreement), Dr. Mattingly will be entitled to severance payments and benefits including an amount equal to his base salary and continuing medical insurance coverage for up to 12 months. Dr. Mattingly is subject to non-competition restrictions during the term of his employment and for one year thereafter. In addition, Dr. Mattingly is eligible to receive a bonus of $100,000 in connection with the occurrence of an “Acquisition Event” as defined in the 2007 Stock Incentive Plan (other than clause (c) of such definition, relating to liquidation) assuming he remains employed as of the closing of the Acquisition Event. With respect to the bonus, an Acquisition Event is defined as: (a) any merger or consolidation which results in the voting securities of the Company outstanding immediately prior thereto representing (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 60% of the combined voting power of the voting securities of the Company or such surviving or acquiring entity outstanding immediately after such merger or consolidation; (b) any sale of all or substantially all of the assets of the Company; or (c) the acquisition of “beneficial ownership” (as defined in Rule 13d-3 under the Exchange Act) of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities (other than through a merger or consolidation or an acquisition of securities directly from the Company) by any “person,” as such term is used in Section 13(d) and 14(d) of the Exchange Act, other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any corporation owned directly or indirectly by the stockholders of the Company. In addition, pursuant to the terms of the Incentive Stock Option agreement, Dr. Mattingly’s outstanding stock options will immediately vest and become exercisable upon a Change of Control as such term is defined in the 2007 Stock Incentive Plan.

In connection with his appointment as Chief Financial Officer in January 2008, the Company and Andrew L. Graham entered into the Graham Employment Agreement. In the event that Mr. Graham’s employment is terminated by the Company other than for cause, death or disability or upon his resignation for good reason (as these terms are defined in the Graham Employment Agreement), Mr. Graham will be entitled to severance payments and benefits including an amount equal to his yearly base salary ($180,264 in 2009) in exchange for his execution of a release of claims and continuing medical insurance coverage for up to 12 months. In 2008, the Compensation Committee granted Mr. Graham 15,000 shares of restricted stock; these shares of restricted stock vest upon the earlier of three years or the occurrence of an Acquisition Event as defined in the 2007 Stock Incentive Plan. In addition, pursuant to the terms of the Incentive Stock Option agreement, Mr. Graham’s outstanding stock options will immediately vest and become exercisable upon a Change of Control as such term is defined in the 2007 Stock Incentive Plan. In 2008, the Compensation Committee awarded Mr. Graham 15,000 shares of restricted stock that vests 100% over three years; upon a Change of Control or in the event that Mr. Graham’s employment is terminated by the Company other than for cause, death or disability or upon his resignation for good reason (as these terms are defined in the Graham Employment Agreement), the restricted stock vests 100% immediately.

In connection with his appointment as General Counsel in January 2008, the Company and Michael A. Alrutz entered into the Alrutz Employment Agreement. In the event that Dr. Alrutz’s employment is terminated by the Company other than for cause, death or disability or upon his resignation for good reason (as these terms are defined in the Alrutz Employment Agreement), Dr. Alrutz will be entitled to severance payments and benefits, including an amount equal to his yearly base salary ($180,264 in 2009) in exchange for his execution of a release of claims. In 2008, the Compensation Committee granted Dr. Alrutz 15,000 shares of restricted stock; these shares of restricted stock vest upon the occurrence of an Acquisition Event as defined in the 2007 Stock

Incentive Plan. In addition, pursuant to the terms of the Incentive Stock Option agreement, Dr. Alrutz’s outstanding stock options will immediately vest and become exercisable upon a Change of Control as such term is defined in the 2007 Stock Incentive Plan. In 2008, the Compensation Committee awarded Dr. Alrutz 15,000 shares of restricted stock that vests 100% over three years; upon a Change of Control or in the event that Dr. Alrutz’s employment is terminated by the Company other than for cause, death or disability or upon his resignation for good reason (as these terms are defined in the Graham Employment Agreement), the restricted stock vests 100% immediately.

Summary of Payments Upon Termination

Executive Benefits and Payments Upon Involuntary Termination Without Cause in the Year Ended December 31, 2009

Name	Payment Amount
Martin A. Mattingly
Severance	$461,753
Health and welfare benefits(1)	$18,000
Acquisition Event Bonus(2)	$100,000
Total	579,753

Michael A. Alrutz
Severance	$209,896
Health and welfare benefits(1)	$18,000
Total	$227,896

Andrew L .Graham
Severance	$209,896
Health and welfare benefits(1)	$18,000
Total	$227,896

(1)	The value of the named executive officer’s medical benefits was calculated using the monthly cost of his current medical and dental coverage multiplied by the number of months that the Company would have been required to provide coverage pursuant to the agreement in effect as of December 31, 2009. At December 31, 2009, each of Dr. Mattingly, Dr. Alrutz and Mr. Graham would have been entitled to 12 months of continued medical and dental coverage.
(2)	Dr. Mattingly is eligible to receive a bonus of $100,000 in connection in the event that his employment with the Company is terminated in connection with the occurrence of an “Acquisition Event” as defined in the 2007 Stock Incentive Plan (other than clause (c) of such definition, relating to liquidation) assuming he remains employed as of the closing of the Acquisition Event.

Equity Compensation Plan Information

The following table sets forth, as of December 31, 2009, information about our equity compensation plans that have been approved by our stockholders, including the number of shares of our common stock exercisable under all outstanding options, the weighted-average exercise price of all outstanding options and the number of shares available for future issuance under our equity compensation plans. We do not have any equity compensation plans that have not been approved by our stockholders.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted- average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))
	(a)		(b)		(c)
Equity Compensation Plans Approved by Stockholders	2,320,348	(1)	$17.51	(1)	21,484
Equity Compensation Plans Not Approved by Stockholders	N/A		N/A		N/A

Compensation Committee Report

The following report of the Compensation Committee shall not be deemed to be “soliciting material” or “filed” with the SEC or deemed to be incorporated by reference into any other filing by Trimeris under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference into a document filed under those Acts.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth herein with the Company’s management. Based on its review and those discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Annual Report on Form 10-K and in our proxy statement for our 2009 and 2010 Annual Meeting of Stockholders.

Compensation Committee

Felix J. Baker, Ph.D. (Chairman)

Julian C. Baker

Barry D. Quart, Pharm.D.

Audit Committee Report

The Audit Committee of the Board of Directors assists the Board in the Board’s oversight of the integrity of our financial statements, the qualifications and independence of our independent registered public accounting firm, and the performance of our internal audit function and independent registered public accounting firm. The Audit Committee’s responsibilities include providing oversight of the quality and integrity of the Company’s regulatory filings and financial accounting and reporting, risk management, legal and regulatory compliance, the internal and external audit functions and the preparation of this Audit Committee report. The Audit Committee also engages independent auditors for the Company and in 2009, recommended the Company terminate its relationship with KPMG LLP and engage Ernst & Young LLP. The Audit Committee recommended the Board approve the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm. Management is responsible for the internal controls and the financial reporting process. Ernst & Young LLP is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with U.S. generally accepted accounting principles, as well as expressing an opinion on the effectiveness of internal control over financial reporting.

The Audit Committee is composed of three non-employee members, each of whom is independent as defined in the Nasdaq listing standards. Each of the members of the Audit Committee is financially literate and the Board has determined that Mr. Davis and Mr. Thomas are each an audit committee financial expert as defined by the SEC.

The Audit Committee has reviewed and discussed the Company’s audited financial statements as of and for the year ended December 31, 2009 with members of management and Ernst & Young LLP, our independent registered public accounting firm. The Audit Committee has also discussed with KPMG LLP and Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees,” and PCAOB Auditing Standard No. 5, “An Audit of Internal Control Over Financial Reporting that is Integrated with an Audit of Financial Statements.”

The Audit Committee has received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Statement No. 1, “Independence Discussions with Audit Committees,” and discussed the independence of Ernst & Young LLP with representatives of that firm.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements as of and for the year ended December 31, 2009, be included in our Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

Audit Committee of the Board Of Directors

Stephen R. Davis, Chairman

Barry D. Quart, Pharm.D.

James R. Thomas

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

It is our policy that all employees, officers and directors must avoid any activity that is, or has the appearance of, conflicting with the interests of the Company. The Company is currently in the process of considering the adoption of a formal policy describing the guidelines for the review and approval of transactions with related persons. While the Company does not have a formal policy on related party transactions, we conduct a review of all related party transactions for potential conflict of interest situations on an ongoing basis and all such transactions relating to executive officers and directors must be approved by the independent and disinterested members of our board of directors or an independent and disinterested committee of the board. There were no related party transactions in 2009.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC and the Nasdaq Stock Market LLC. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all reports they file pursuant to Section 16(a).

Based solely on a review of the copies of such reports furnished to us, or written representations from certain reporting persons that no other reports were required for those persons, we believe that, during the year ended December 31, 2009, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% stockholders were satisfied. These transactions have been reported here and elsewhere and all transactions are reflected in this Proxy.

FEES PAID TO THE INDEPENDENT AUDITORS

Ernst & Young LLP became the Company’s independent auditor on July 14, 2009. The aggregate fees for services rendered by Ernst & Young LLP related to 2009 and fees to KPMG LLP for services related to 2009 and 2008 are set forth in the following table:

Type of Service	2009	2008
Audit fees
Integrated audit of financial statements and internal control over financial reporting (including quarterly reviews)	$314,000	$353,000
Total Audit Fees	$314,000	$353,000

Audit related fees	—	—
All other fees	—	—
Total fees	$314,000	$353,000

The Audit and Finance Committee pre-approved all audit services provided by Ernst & Young and KPMG LLP in 2009. There were no tax services or other services provided by KPMG LLP in 2009. Ernst & Young LLP provided approximately $35,000 in tax-related services for the Company in 2009.

Audit fees. For the years ended December 31, 2009 and 2008, audit fees were for the audits of our financial statements, including the audit of our internal control over financial reporting, consents, and review of our filings with the SEC. In 2009, audit fees were paid to Ernst & Young LLP in the amount of $250,000 and to KPMG LLP in the amount of $64,000. In 2008, a total of $353,000 in audit fees was paid to solely to KPMG LLP.

Audit-Related fees. For the year ended December 31, 2009 and 2008, there were no fees other than audit fees.

Prior Independent Registered Public Accounting Firm

On July 10, 2009, the Audit Committee of the Board of Directors approved the dismissal of KPMG LLP as the Company’s principal independent registered public accounting firm. On July 10, 2009, KPMG was dismissed.

The audit reports of KPMG LLP on the financial statements of Trimeris as of and for the years ended December 31, 2008 and 2007 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

The audit reports of KPMG LLP on the effectiveness of internal control over financial reporting as of December 31, 2008 and 2007 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During Trimeris’ fiscal years ended December 31, 2008 and 2007 and the subsequent interim period through July 10, 2009, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to KPMG’s satisfaction would have caused KPMG to make reference to the subject matter of such disagreements in connection with its reports on Trimeris’ consolidated financial statements for such years.

There were no “reportable events,” as defined in Item 304(a)(1)(v) of Regulation S-K during Trimeris’ fiscal years ended December 31, 2008 and 2007 and the interim period through July 10, 2009.

Trimeris provided KPMG LLP with a copy of the above disclosures prior to their filing with the SEC on July 16, 2008. Trimeris and requested KPMG LLP to furnish Trimeris with a letter addressed to the SEC stating whether or not KPMG LLP agrees with the above statements. A copy of the letter received from KPMG LLP in response to such request, dated July 16, 2009, was filed as an exhibit to a Current Report on Form 8-K filed with the SEC on July 16, 2009.

New Independent Registered Public Accounting Firm

On July 14, 2009, the Audit Committee of the Board of Directors of Trimeris engaged Ernst & Young LLP as Trimeris’ principal independent registered public accounting firm for the fiscal year ending December 31, 2009.

During Trimeris’ fiscal years ended December 31, 2008 and 2007 and the subsequent interim period through July 14, 2009, neither Trimeris nor anyone on its behalf engaged Ernst & Young LLP regarding (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on Trimeris’ financial statements or (ii) any matter subject to a disagreement or a reportable event, and no written report or oral advice of Ernst & Young LLP was provided to Trimeris that Ernst & Young LLP concluded was an important factor considered by Trimeris in reaching a decision as to the accounting, auditing or financial reporting issues; or any matter that was the subject of a disagreement or reportable event as defined in Regulation S-K, Item 304(a)(1)(iv) and Item 304(a)(1)(v), respectively.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has implemented pre-approval policies and procedures related to the provision of audit and non-audit services. Under these procedures, the Audit Committee pre-approves both the type of services to be provided by Ernst & Young and KPMG LLP and the estimated fees related to these services. All of the services in 2009 were pre-approved.

During the approval process, the Audit Committee considers the impact of the types of services and the related fees on the independence of the independent registered public accounting firm. The services and fees must be deemed compatible with the maintenance of that firm’s independence, including compliance with rules and regulations of the SEC.

Throughout the year, the Audit Committee will review any revisions to the estimates of audit and non-audit fees initially approved.

STOCKHOLDER PROPOSALS FOR PROXY STATEMENT FOR

2011 ANNUAL MEETING OF STOCKHOLDERS

Stockholder proposals that are intended to be presented at our annual meeting of stockholders to be held in 2011 must be received by us no later than January 8, 2011, in order to be included in the proxy statement and related proxy materials. Proposals must comply with all of the requirements of Rule 14a-8 of the Exchange Act, as well as the requirements of our certificate of incorporation and bylaws. Under our bylaws, stockholder proposals which are not submitted for inclusion in the proxy statement must be received by us not less than 60 days nor more than 90 days prior to next year’s meeting or, if less than 70 days notice or prior public disclosure of the date of the meeting is given or made, not later than the close of business on the 10th day following the date on which notice of the meeting was given or public disclosure was made, whichever occurs first.

ADDITIONAL INFORMATION

The Company has adopted a process called “householding” for mailing its Annual Report on Form 10-K and proxy statement in order to reduce printing costs and postage fees. Householding means that stockholders who share the same last name and address will receive only one copy of the Annual Report on Form 10-K and proxy statement, unless we receive contrary instructions from any stockholder at that address. We will continue to mail a proxy card to each stockholder of record.

If you prefer to receive multiple copies of the Annual Reports on Form 10-K for 2008 and 2009 and proxy statement at the same address, we will provide additional copies to you promptly upon request. If you are a stockholder of record, please contact Andrew Graham, Director of Finance, at 2530 Meridian Parkway, 2nd Floor, Durham, North Carolina 27713, or at telephone number (919) 806-4682. Eligible stockholders of record receiving multiple copies of the Annual Report and proxy statement can request householding by contacting us in the same manner.

If you are a beneficial owner, you may request additional copies of the Annual Reports on Form 10-K and proxy statement or you may request householding by contacting your broker, bank or nominee.

FORM 10-K

WE WILL MAIL WITHOUT CHARGE, UPON WRITTEN REQUEST, A COPY OF OUR ANNUAL REPORTS ON FORM 10-K FOR 2008 AND 2009, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES AND LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO THE ATTENTION OF INVESTOR RELATIONS AT OUR EXECUTIVE OFFICES WHICH ARE LOCATED AT 2530 MERIDIAN PARKWAY, 2ND FLOOR, DURHAM, NORTH CAROLINA 27713.

OTHER BUSINESS

The Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting. If other matters are properly brought before the Annual Meeting, however, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

Dated: March 16, 2010

By Order of the Board of Directors,

Andrew L. Graham, Secretary

APPENDIX A

AMENDED TRIMERIS, INC.

2007 STOCK INCENTIVE PLAN

(as approved by the Board of Directors on 2/24/10)

(amendments appear as strikethrough/underscored text)

1. Purpose

The purpose of this 2007 Stock Incentive Plan (the “Plan”) of Trimeris, Inc., a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to better align the interests of such persons with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”).

2. Eligibility

(a) Except as provided in Section 2(b), all of the Company’s employees, officers, directors, consultants and advisors are eligible to be granted options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards (each, an “Award”) under the Plan. Each person who receives an Award under the Plan is deemed a “Participant.” Awards to Recipients who are neither employees nor directors must be eligible to be covered by registration on Form S-8.

(b) Any Option or SAR granted to an employee who is a nonexempt employee for purposes of the Fair Labor Standards Act of 1938 (the “FLSA”) cannot by its terms be exercisable by the employee for a period of at least six months after its Date of Grant, if and to the extent required under the FLSA for such Option or SAR to be excluded from the Employee’s “regular rate” (as defined under the FLSA). The Board may impose such other conditions or limitations on Options or SARs granted to nonexempt employees as it may deem appropriate to qualify such Options or SARS for exemption from such employees’ regular rate under the FLSA. Nonexempt employees will not be eligible for other Awards.

3. Administration and Delegation

(a) Administration by Board of Directors. The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may construe and interpret the terms of the Plan and any Award agreements entered into under the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

(b) Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board or the officers referred to

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in Section 3(c) to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee or officers. During such time as the common stock, 0.001 par value per share, of the Company (the “Common Stock”) is registered under the Securities Exchange Act of 1934 (the “Exchange Act”), the Board shall appoint one such Committee of not less than two members, each member of which shall be an “outside director” within the meaning of Section 162(m) of the Code and a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act.

(c) Delegation to Officers. To the extent permitted by applicable law, the Board may delegate to one or more officers of the Company the power to grant Awards (subject to any limitations under the Plan) to employees or officers of the Company or any of its present or future subsidiary corporations and to exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the terms of the Awards to be granted by such officers (including the exercise price of such Awards, which may include a formula by which the exercise price will be determined) and the maximum number of shares subject to Awards that the officers may grant; provided further, however, that no officer shall be authorized to grant Awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Exchange Act) or to any “officer” of the Company (as defined by Rule 16a-1 under the Exchange Act).

4. Stock Available for Awards

(a) Number of Shares. Subject to adjustment under Section 9, Awards may be made under the Plan for up to ~~1,000,000~~ 1,700,000 shares of Common Stock, all of which could be used in granting Incentive Stock Options. For purposes of counting the number of shares available for the grant of Awards under the Plan, (i) shares of Common Stock covered by independent SARs shall be counted against the number of shares available for the grant of Awards under the Plan and, when exercised, shall count in full against the number even though a smaller number are issued; (ii) if any Award (A) expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or (B) results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan; provided, however, in the case of Incentive Stock Options (as hereinafter defined), the foregoing shall be subject to any limitations under the Code; and (iii) shares of Common Stock tendered to the Company by a Participant to (A) purchase shares of Common Stock upon the exercise of an Award or (B) satisfy tax withholding obligations (including shares retained from the Award creating the tax obligation) shall not be added back to the number of shares available for the future grant of Awards under the Plan. However, in the case of Incentive Stock Options (as hereinafter defined), the foregoing provisions shall be subject to any limitations under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

(b) Sub-limits. Subject to adjustment under Section 9, the following sub-limits on the number of shares subject to Awards shall apply:

(1) Section 162(m) Per-Participant Limit. The maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be 500,000 per calendar year. For purposes of the foregoing limit, the combination of an Option in tandem with an SAR (as each is hereafter defined) shall be treated as a single Award. The per-Participant limit described in this Section 4(b)(1) shall be construed and applied consistently with Section 162(m) of the Code or any successor provision thereto, and the regulations thereunder (“Section 162(m)”).

(2) Limit on Awards other than Options and SARS. The maximum number of shares with respect to which Awards other than Options and SARs may be granted (determined net of any Awards that have returned to the pool of shares available for grant in accordance with Section 4(a)) shall be 50% of the maximum number of shares available for Awards under the Plan as set forth in Section 4(a).

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(3) Limit on Awards to Directors. The maximum number of shares with respect to which Awards may be granted to directors who are not employees of the Company at the time of grant (determined net of any Awards that have returned to the pool of shares available for grant in accordance with Section 4(a)) shall be 25% of the maximum number of shares available for Awards under the Plan as set forth in Section 4(a).

(c) Substitute Awards. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Plan. Substitute Awards shall not count against the overall share limit set forth in Section 4(a), except as may be required by reason of Section 422 and related provisions of the Code.

5. Stock Options

(a) General. The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option that is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a “Nonstatutory Stock Option.”

(b) Incentive Stock Options. An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of Trimeris, Inc., any of Trimeris Inc.’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or for any action taken by the Board, including without limitation the conversion of an Incentive Stock Option to a Nonstatutory Stock Option.

(c) Exercise Price. The Board shall establish the exercise price of each Option and specify such exercise price in the applicable option agreement. The exercise price shall be not less than 100% of the Fair Market Value on the date the Option is granted (the “Date of Grant”); provided that if the Board approves the grant of an Option with an exercise price to be determined on a future date, the exercise price shall be not less than 100% of the Fair Market Value on such future date.

(d) Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement, provided, however, that no Option will be granted for a term in excess of 10 years. “Fair Market Value”‘ of a share of Common Stock for purposes of the Plan will be determined as follows:

If the Common Stock trades on a national securities exchange, the closing sale price (for the primary trading session) on the Date of Grant; or

If the Common Stock does not trade on any such exchange, the average of the closing bid and asked prices as reported by an authorized OTCBB market data vendor as listed on the OTCBB website (otcbb.com) on the Date of Grant; or

If the Common Stock is not publicly traded, the Board will determine the Fair Market Value for purposes of the Plan using any measure of value it determines to be appropriate (including, as it considers appropriate, relying on appraisals) in a manner consistent with the valuation principles under Code Section 409A, except as the Board or Committee may expressly determine otherwise;

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For any date that is not a trading day, the Fair Market Value of a share of Common Stock for such date will be determined by using the closing sale price or average of the bid and asked prices, as appropriate, for the immediately preceding trading day and with the timing in the formulas above adjusted accordingly. The Board can substitute a particular time of day or other measure of “closing sale price” or “bid and asked prices” if appropriate because of exchange or market procedures or can, in its sole discretion, use weighted averages either on a daily basis or such longer period as complies with Code Section 409A.

The Board has sole discretion to determine the Fair Market Value for purposes of this Plan, and all Awards are conditioned on the participants’ agreement that the Administrator’s determination is conclusive and binding even though others might make a different determination.

(e) Exercise of Option. Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board, together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised. Shares of Common Stock subject to the Option will be delivered by the Company following exercise either as soon as practicable or, subject to such conditions as the Board shall specify, on a deferred basis (with the Company’s obligation to be evidenced by an instrument providing for future delivery of the deferred shares at the time or times specified by the Board).

(f) Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(1) in cash or by check, payable to the order of the Company;

(2) except as may otherwise be provided in the applicable option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(3) to the extent provided for in the applicable option agreement or approved by the Board, in its sole discretion, by delivery (either by actual delivery or attestation) of shares of Common Stock owned by the Participant valued at their Fair Market Value as determined by (or in a manner approved by) the Board, provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Board in its discretion and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

(4) through netting against consideration the Participant will receive under a Reorganization Event or Change of Control Event, unless and to the extent the Board precludes such manner of payment;

(5) to the extent permitted by applicable law and provided for in the applicable option agreement or approved by the Board, in its sole discretion, by payment of such other lawful consideration as the Board may determine, provided that the Board may not authorize loans to assist in exercising the Options; or

(6) by any combination of the above permitted forms of payment.

(g) Limitation on Repricing. Unless such action is approved by the Company’s stockholders: (i) no outstanding Option granted under the Plan may be amended to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option (other than adjustments pursuant to Section 9) and (2) the Board may not cancel any outstanding option (whether or not granted under the Plan) and grant in substitution therefore new Awards under the Plan covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled option.

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(h) No Reload Rights. No Option granted under the Plan shall contain any provision entitling the optionee to the automatic grant of additional Options in connection with any exercise of the original Option.

6. Stock Appreciation Rights.

(a) General. The Board may grant Awards consisting of a stock appreciation right (“SAR”) entitling the holder, upon exercise, to receive an amount of Common Stock determined in whole or in part by reference to appreciation, from and after the date of grant, in the fair market value of a share of Common Stock. The date as of which such appreciation or other measure is determined shall be the exercise date.

(b) Terms. SARs may be granted in tandem with, or independently of, Options granted under the Plan. The grant price or exercise price of an SAR shall not be less than 100% of the Fair Market Value per share of Common Stock on the date of grant of the SAR; provided that if the Board approves the grant of an SAR with an exercise price to be determined on a future date, the exercise price shall be not less than 100% of the Fair Market Value on such future date. The term of an SAR shall not be more than 10 years from the date of grant. SARs may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board, together with any other documents required by the Board.

7. Restricted Stock; Restricted Stock Units.

(a) General. The Board may grant Awards entitling recipients to acquire shares of Common Stock (“Restricted Stock”), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award. Instead of granting Awards for Restricted Stock, the Board may grant Awards entitling the recipient to receive shares of Common Stock to be delivered at the time such shares of Common Stock vest (“Restricted Stock Units”) (Restricted Stock and Restricted Stock Units are each referred to herein as a “Restricted Stock Award”).

(b) Terms and Conditions. The Board shall determine the terms and conditions of a Restricted Stock Award, including the conditions for vesting and repurchase (or forfeiture) and the issue price, if any.

(c) Additional Provisions Relating to Restricted Stock.

(1) Dividends. Participants holding shares of Restricted Stock will be entitled to all ordinary cash dividends paid with respect to such shares, unless otherwise provided by the Board. If any such dividends or distributions are paid in shares, or consist of a dividend or distribution to holders of Common Stock other than an ordinary cash dividend, the shares, cash or other property will be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were paid. Each dividend payment will be made no later than the end of the calendar year in which the dividends are paid to shareholders of that class of stock or, if later, the 15th day of the third month following the date the dividends are paid to shareholders of that class of stock.

(2) Stock Certificates. The Company may require that any stock certificates issued in respect of shares of Restricted Stock shall be deposited in escrow by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”). In the absence of an effective designation by a Participant, “Designated Beneficiary” shall mean the Participant’s estate.

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(d) Additional Provisions Relating to Restricted Stock Units.

(1) Settlement. Upon the vesting of and/or lapsing of any other restrictions (i.e., settlement) with respect to each Restricted Stock Unit, the Participant shall be entitled to receive from the Company one share of Common Stock or an amount of cash equal to the Fair Market Value of one share of Common Stock, as provided in the applicable Award agreement. The Board may, in its discretion, provide that settlement of Restricted Stock Units shall be deferred, on a mandatory basis or at the election of the Participant.

(2) Voting Rights. A Participant shall have no voting rights with respect to any Restricted Stock Units.

(3) Dividend Equivalents. To the extent provided by the Board, in its sole discretion, a grant of Restricted Stock Units may provide Participants with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of Common Stock (“Dividend Equivalents”). Dividend Equivalents may be paid currently or credited to an account for the Participants, may be settled in cash and/or shares of Common Stock and may be subject to the same restrictions on transfer and forfeitability as the Restricted Stock Units with respect to which paid, as determined by the Board in its sole discretion, subject in each case to such terms and conditions as the Board shall establish, in each case to be set forth in the applicable Award agreement.

8. Other Stock-Based Awards.

Other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property, may be granted hereunder to Participants (“Other Stock-Based-Awards”), including without limitation Awards entitling recipients to receive shares of Common Stock to be delivered in the future. Such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock-Based Awards may be paid in shares of Common Stock or cash, as the Board shall determine. Subject to the provisions of the Plan, the Board shall determine the terms and conditions of each Other Stock-Based Award, including any purchase price applicable thereto.

9. Adjustments for Changes in Common Stock and Certain Other Events.

(a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under this Plan, (ii) the sub-limits set forth in Section 4(b), (iii) the number and class of securities and exercise price per share of each outstanding Option, (iv) the share- and per-share provisions and the exercise price of each SAR, (v) the number of shares subject to and the repurchase price per share subject to each outstanding Restricted Stock Award and (vi) the share- and per-share-related provisions and the purchase price, if any, of each outstanding Other Stock-Based Award, shall be equitably adjusted by the Company (or substituted Awards may be made, if applicable) in the manner determined by the Board. Without limiting the generality of the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to an outstanding Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

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(b) Acquisition Events

(1) Consequences of Acquisition Events. Except to the extent otherwise provided in the instrument evidencing the Award or in any other agreement between the Participant and the Company:

(i) Upon the occurrence of an Acquisition Event (as hereinafter defined),

(I) all Restricted Stock Awards then outstanding shall become fully vested and immediately free of all restrictions; and

(II) all other stock-based Awards other than Options and SARs shall become immediately exercisable, realizable or vested in full, or shall be immediately free of all restrictions or conditions, as the case may be.

(ii) Upon the execution by the Company of an agreement to effect an Acquisition Event other than a Change of Control Event (as hereinafter defined), all Options and SARs (“Exercisable Awards”) then outstanding shall become fully vested and immediately exercisable in full upon the occurrence of the Acquisition Event or such earlier date as may be specified by the Board by written notice to the Participants, and the Board may take one or both of the following additional actions with respect to the Exercisable Awards: (A) provide that such Exercisable Awards shall be assumed, or equivalent Exercisable Awards be substituted by the acquiring or succeeding corporation (or an affiliate thereof), or (B) upon written notice to the Participants, provide that all then unexercised Exercisable Awards will terminate to the extent not exercised by the Participants prior to the consummation of such Acquisition Event or such earlier date as may be specified by the Board by written notice to Participants.

(iii) Upon the occurrence of a Change of Control Event, all Exercisable Awards then outstanding shall become fully vested and immediately exercisable in full.

(2) As used herein, an “Acquisition Event” shall mean: (a) any merger or consolidation which results in the voting securities of the Company outstanding immediately prior thereto representing (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 60% of the combined voting power of the voting securities of the Company or such surviving or acquiring entity outstanding immediately after such merger or consolidation; (b) any sale of all or substantially all of the assets of the Company; (c) the complete liquidation of the Company; or (d) the acquisition of “beneficial ownership” (as defined in Rule 13d-3 under the Exchange Act) of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities (other than through a merger or consolidation or an acquisition of securities directly from the Company) by any “person,” as such term is used in Section 13(d) and 14(d) of the Exchange Act, other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any corporation owned directly or indirectly by the stockholders of the Company (an event specified in this clause (d) being referred to as a “Change of Control Event”).

(3) In taking any of the actions permitted under this Section 9(b), the Board shall not be obligated by the Plan to treat all Awards, or all Awards of the same type, identically.

(c) Assumption of Awards Upon Certain Events. The Board may grant Awards under the Plan in substitution for stock and stock-based awards held by employees of another corporation who become employees of the Company as a result of a merger or consolidation of the employing corporation with the Company or the acquisition by the Company of property or stock of the employing corporation. The substitute Awards shall be granted on such terms and conditions as the Board considers appropriate in the circumstances.

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10. General Provisions Applicable to Awards.

(a) Transferability of Awards. Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant; provided, however, that the Board may permit or provide in an Award for the gratuitous transfer of the Award by the Participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the Participant and/or an immediate family member thereof if, with respect to such proposed transferee, the Company would be eligible to use a Form S-8 for the registration of the sale of the Common Stock subject to such Award under the Securities Act of 1933, as amended; provided, further, that the Company shall not be required to recognize any such transfer until such time as the Participant and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Award. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

(b) Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c) Board Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

(d) Termination of Status.

(1) General Rules. The Board shall determine the effect on an Award of the disability, death, termination of employment, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.

(2) General Rules for Options and SARs. With respect to Exercisable Awards and absent the Board’s determination or the provisions of Sections 9 or 10(d)(3) to the contrary,

(i) no Exercisable Awards shall be exercisable after the date the Participant’s service-providing relationship employment is terminated for cause (as determined in the sole discretion of the Board);

(ii) each Exercisable Award shall terminate and cease to be exercisable no later than three months after the date on which the Participant terminates employment (or, for grants to persons in their capacity as employees, service on the Board, whichever ends later, either referred to as “service”) with the Company, unless the Participant’s service with the Company terminates as a result of his or her death, “Disability” (within the meaning of Section 22(e)(3) of the Code) or Retirement (as defined herein);

(iii) if the Participant’s service terminates due to his or her Disability, the Exercisable Award shall immediately cease to vest and unvested portions shall expire immediately, while vested portions shall remain exercisable until the Exercisable Award terminates, but no later than 12 months from the date on which the Participant’s employment terminated;

(iv) if the Participant’s employment with the Company terminates due to his or her death, the Exercisable Award shall become immediately vested and exercisable and remain exercisable until the date 12 months from the date of death; and

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(v) if the Participant’s employment or Board service with the Company ends as a result of Retirement, any Exercisable Awards shall immediately cease to vest and unvested portions shall expire immediately while vested portions will remain exercisable until the expiration of 10 years after the Exercisable Awards’ Dates of Grant except as provided in Section 9. For purposes of this Plan, “Retirement” means departing employment and the Board after attaining the minimum age of 60 years and completing (i) a minimum of 10 years of full-time service as an employee of the Company or (ii) a minimum of 10 years of full-time service, of which (I) at least five years of full time service were as an employee of the Company and (II) the remaining years were either from full time service as such an employee or years of service (other than while employed by the Company) on the Board.

(3) Director Rules. Absent a contrary determination by the Board or as provided in Section 9, Exercisable Awards granted to non-employee directors will have ten year terms and will become fully exercisable upon completion of a year’s service on the Board.

(e) Withholding. The Participant must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before the Company will deliver stock certificates or otherwise recognize ownership of Common Stock under an Award. The Company may decide to satisfy the withholding obligations through additional withholding on salary or wages. If the Company elects not to or cannot withhold from other compensation, the Participant must pay the Company the full amount, if any, required for withholding or have a broker tender to the Company cash equal to the withholding obligations. Payment of withholding obligations is due before the Company will issue any shares on exercise or release from forfeiture of an Award or, if the Company so requires, at the same time as is payment of the exercise price unless the Company determines otherwise. If provided for in an Award or approved by the Board in its sole discretion, a Participant may satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, except as otherwise provided by the Board, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). Shares surrendered to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

(f) Amendment of Award. Except as otherwise provided in Section 5(g) with respect to repricings, or Section 10(i) with respect to Performance Awards, the Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant’s consent to such action shall be required unless (i) the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant’s rights under the Plan or (ii) the change is permitted under Section 9 hereof.

(g) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(h) Acceleration. Except as otherwise provided in Section 10(i), The Board may at any time provide that any Award shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

(i) Performance Awards.

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(1) Grants. Restricted Stock Awards and Other Stock-Based Awards under the Plan may be made subject to the achievement of performance goals pursuant to this Section 10(i) (“Performance Awards”), subject to the limit in Section 4(b)(1) on shares covered by such grants. Performance Awards can also provide for cash payments of up to $600,000 per calendar year per individual.

(2) Committee. Grants of Performance Awards to any Covered Employee intended to qualify as “performance-based compensation” under Section 162(m) (“Performance-Based Compensation”) shall be made only by a Committee (or subcommittee of a Committee) comprised solely of two or more directors eligible to serve on a committee making Awards qualifying as “performance-based compensation” under Section 162(m). In the case of such Awards granted to Covered Employees, references to the Board or to a Committee shall be deemed to be references to such Committee or subcommittee. “Covered Employee” shall mean any person who is a “covered employee” under Section 162(m)(3) of the Code.

(3) Performance Measures. For any Award that is intended to qualify as Performance-Based Compensation, the Committee shall specify that the degree of granting, vesting and/or payout shall be subject to the achievement of one or more objective performance measures established by the Committee, which shall be based on the relative or absolute attainment of specified levels of one or any combination of the following: (a) net income, (b) earnings before or after discontinued operations, interest, taxes, depreciation and/or amortization, (c) operating profit before or after discontinued operations and/or taxes, (d) sales, (e) sales growth, (f) earnings growth, (g) cash flow or cash position, (h) gross margins, (i) stock price, (j) market share, (k) return on sales, assets, equity or investment, (l) improvement of financial ratings, (m) achievement of balance sheet or income statement objectives or (n) total shareholder return, and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. Such performance measures may be adjusted to exclude any one or more of (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the writedown of any asset, and (v) charges for restructuring and rationalization programs. Such performance measures: (i) may vary by Participant and may be different for different Awards; (ii) may be particular to a Participant or the department, branch, line of business, subsidiary or other unit in which the Participant works and may cover such period as may be specified by the Committee; and (iii) shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m). Awards that are not intended to qualify as Performance-Based Compensation may be based on these or such other performance measures as the Board may determine.

(4) Adjustments. Notwithstanding any provision of the Plan, with respect to any Performance Award that is intended to qualify as Performance-Based Compensation, the Committee may adjust downwards, but not upwards, the cash or number of Shares payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance measures except in the case of the death or disability of the Participant or a change in control of the Company.

(5) Other. The Committee shall have the power to impose such other restrictions on Performance Awards as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for Performance-Based Compensation.

11. Miscellaneous.

(a) No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

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(b) No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares.

(c) Effective Date and Term of Plan. The Plan shall become effective on the date the Plan is approved by the Company’s stockholders (the “Effective Date”). No Awards shall be granted under the Plan after the expiration of 10 years from the Effective Date, but Awards previously granted may extend beyond that date.

(d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time provided that (i) to the extent required by Section 162(m), no Award granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until such amendment shall have been approved by the Company’s stockholders if required by Section 162(m) (including the vote required under Section 162(m)); (ii) no amendment that would require stockholder approval under the rules of the applicable stock exchange may be made effective unless and until such amendment shall have been approved by the Company’s stockholders; and (iii) if the applicable stock exchange amends its corporate governance rules so that such rules no longer require stockholder approval of material revisions or amendments to equity compensation plans, then, from and after the effective date of such amendment to the applicable stock exchange rules, no amendment to the Plan (A) materially increasing the number of shares authorized under the Plan (other than pursuant to Section 4(c) or 9), (B) expanding the types of Awards that may be granted under the Plan, or (C) materially expanding the class of participants eligible to participate in the Plan shall be effective unless stockholder approval is obtained. In addition, if at any time the approval of the Company’s stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Board may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the Plan adopted in accordance with this Section 11(d) shall apply to, and be binding on the holders of, all Awards outstanding under the Plan at the time the amendment is adopted, provided the Board determines that such amendment does not materially and adversely affect the rights of Participants under the Plan.

(e) Provisions for Foreign Participants. The Board may modify Awards or Options granted to Participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

(f) Compliance with Code Section 409A. No Award shall provide for deferral of compensation that does not comply with Section 409A of the Code, unless the Board, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A of the Code. The Company shall have no liability to a Participant, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A is not so exempt or compliant or for any action taken by the Board.

(g) Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than such state.

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Electronic Voting Instructions

You can vote by Internet!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 12:00 a.m., Central Time, on April 29 2010.
Vote by Internet • Log on to the Internet and go to www.investorvote.com • Follow the steps outlined on the secured website.
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

ê IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION,

DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ê

A Proposals — The Board of Directors recommends a vote FOR the listed nominees and FOR the following proposals.

1. Election of Directors:	For	Withhold		For	Withhold		For	Withhold	+
01 - Felix J. Baker, Ph.D.	☐	☐	02 - Julian C. Baker	☐	☐	03 - Stephen R. Davis	☐	☐

04 - Martin A. Mattingly, Pharm.D.	☐	☐	05 - Barry D. Quart, Pharm.D.	☐	☐	06 - James R. Thomas	☐	☐

							For	Against	Abstain
2.	Ratification of Accountants: Ratification and approval of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.						☐	☐	☐

							For	Against	Abstain
3.	Amendment to 2007 Stock Incentive Plan: Ratification and approval of an amendment to the Company’s 2007 Stock Incentive Plan to increase the number of authorized shares issuable under the 2007 Stock Incentive Plan from 1,000,000 to 1,700,000.						☐	☐	☐

B Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting.	☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Note: Please sign exactly as name appears hereon. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such, and, if signing for a corporation, give your title. When shares are in the names of more than one person, each should sign.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

ê IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ê

Proxy — TRIMERIS, INC.

ANNUAL MEETING OF STOCKHOLDERS — APRIL 29, 2010

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Martin A. Mattingly and Andrew L. Graham, jointly and severally, as proxies, with full power of substitution and resubstitution, to vote all shares of common stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Trimeris, Inc. to be held on April 29 2010, or at any postponements or adjournments thereof, as specified on the reverse, and to vote in his discretion on such other business as may properly come before the Meeting and any adjournments thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.

UNLESS OTHERWISE SPECIFIED BY THE UNDERSIGNED, THIS PROXY WILL BE VOTED FOR PROPOSAL 1, 2 AND 3 AND WILL BE VOTED BY THE PROXYHOLDERS AT THEIR DISCRETION AS TO ANY OTHER MATTERS PROPERLY TRANSACTED AT THE MEETING OR ANY ADJOURNMENTS THEREOF. TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS JUST SIGN ON THE REVERSE SIDE, NO BOXES NEED BE CHECKED. TO WITHHOLD AUTHORITY TO VOTE FOR A DIRECTOR NOMINEE, MARK THE BOX “WITHHOLD.”

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.